Exhibit 10.1

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended

MONSTER ENERGY
DISTRIBUTION COORDINATION AGREEMENT

This MONSTER ENERGY DISTRIBUTION COORDINATION AGREEMENT (this “Agreement”) is entered into as of October 3, 2008 (the “Effective Date”) between HANSEN BEVERAGE COMPANY, a Delaware corporation (“Hansen”) and THE COCA-COLA COMPANY, a Delaware corporation (“KO”).

Recitals. This Agreement is made with reference to the following recitals of essential facts:

1.             Hansen and KO (each, a “Party” and collectively, the “Parties”) are both engaged in the manufacture and sale of beverages.

2.             KO has relationships with an extensive North American network of partially owned or independent distributors and/or bottlers that engage in the manufacture, distribution and sale of KO-branded beverages. Each such distributor or bottler that is a party to an agreement with KO (as it may be amended, restated, and/or replaced from time to time, in each case a “KO Bottler Agreement”) is referred to herein as a “KO Distributor” and some or all of such distributors are collectively referred to as the “KO Distributors.”  Certain KO Distributors have entered into various exclusive agreements with KO pursuant to which they need consent from KO to distribute competitive products offered by third parties. Through this Agreement and the provisions contained herein, KO desires to provide such consent enabling the identified KO Distributors to sell identified Hansen beverages.

3.             Subject to the terms of this Agreement, Hansen desires to enter into distribution agreements substantially in the form of attached Exhibit A, A1, A2 and A3 (the “Distribution Agreement”) for the specific territories described on attached Exhibit B (the “Territory”), with certain KO Distributors for the distribution and sale of the Products (as defined below) and KO is willing to assist with those efforts. The “Products” collectively mean (a) each of the products identified in Exhibit C, (b) all other shelf-stable, non-alcoholic, Energy Drinks (as defined below) in ready to drink form, that are packaged and/or marketed by Hansen at any time after the Effective Date under the primary brand name “Monster” or any other primary brand name having “Monster” as a derivative or part of such name, and which may, but are not required, to contain the “” mark, and/or the “M” icon, that Hansen distributes from time to time through its national network of full-service distributors such as, without limitation, the KO Distributors, Anheuser-Busch, Inc. distributors, Miller/Coors distributors, and Coke/Pepsi/Dr. Pepper-7UP Bottlers, and (c) such additional Energy Drinks (as defined below), whether marketed under the Hansen Marks or otherwise, as Hansen and KO shall agree from time to time by executing an amended Exhibit C. The Products shall include all sizes of SKUs including, without limitation 3 oz., 8 oz., 15 oz., 16 oz., 16.9 oz., 23.5 oz., 24 oz. and 32 oz. SKUs. “Energy Drink/s” means any ***. All Exhibits referred to in this Agreement shall be deemed to be incorporated into this Agreement.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AGREEMENT

1.             Agreement. KO agrees to generally facilitate, consent to and assist the on-going relationship between Hansen and the KO Distributors contemplated by this Agreement. KO also agrees to use its commercially reasonable efforts to (a) facilitate and assist Hansen in regard to its evaluation of Proposed Distributors (as defined below) as contemplated under Section 2.4 below and (b) recommend to, encourage, facilitate and assist all KO Distributors in the Territory accepted by Hansen pursuant to the terms of Section 2.5 below to enter into Distribution Agreements with Hansen for the Products for such parts of the Territory as may be designated by Hansen and agreed to between Hansen and such KO Distributors in accordance with the procedures set forth in Section 2 below. Such efforts shall not obligate KO to expend funds or extend other economic incentives to convince KO Distributors to enter into Distribution Agreements with Hansen; it being understood by Hansen that KO does not control KO Distributors, who will independently negotiate distribution agreements directly with Hansen.

2.             Procedures for Appointment of Distributors.

2.1.          CCE Distribution Agreements. Concurrently with execution of this Agreement, Hansen and Coca-Cola Enterprises Inc., a Delaware corporation and Coca-Cola Bottling Company, a Nova Scotia company (collectively “CCE”) shall each execute a Distribution Agreement, in substantially the form of Exhibit A1 and Exhibit A2, respectively  (collectively the “CCE Distribution Agreements”).

2.2.          Subsequent Designation and Identification. The provisions of Section 2.2 through 2.7 shall apply to all Distributors other than CCE. Within thirty (30) days of the Effective Date, and thereafter at any time required under this Agreement or that Hansen desires to have KO Distributors distribute Products in the United States or Canada or distribute more Products in any particular territory/ies, Hansen will deliver written notice (the “Designation Notice”) to KO designating: (a) the specific territories in which Hansen desires KO Distributors to distribute the Products; (b) the Sale Volume (as defined below) of the designated territory/ies for the period ended the last day of the month preceding the date of the Designation Notice estimated by Hansen; and (c) the amount estimated by Hansen to be paid by the KO Distributors to acquire from, or to terminate the distribution rights for each of Hansen’s existing distributors in the designated territory/ies who will be terminated and/or replaced by one or more KO Distributor/s, including any severance or other payment which may be payable to Anheuser-Busch, Inc. (the “Prior Distribution Rights”), which shall be calculated by multiplying the Sale Volume estimated by Hansen by the pre-agreed average rate set forth on attached Exhibit D during 2008 and thereafter such rate as may be determined by Hansen (the “Estimated Buy-Out Contribution”). Within a reasonable time of Hansen receiving the information necessary to determine the actual Sale Volume, but in no event later than the first anniversary of the Effective Date, as the case may be, the Estimated Buy-Out Contribution shall be increased or decreased upon written notice by Hansen, based on the actual Sale Volume. “Sale Volume” means the aggregate number of physical cases of Products sold or to be sold by any prior distributor in the Territory and to be sold by Distributor in the Territory or referenced portion thereof for the twelve (12) month period ended on the referenced date.

2.3.          Proposed Distributors. Within fourteen (14) days of its receipt of the Designation Notice, KO will deliver written notice (the “Identification Notice”) to Hansen identifying the specific KO Distributors (the “Proposed Distributors”) to be appointed to distribute the Products in the respective territory/ies identified in the Designation Notice, describing how the Estimated Buy-Out Contribution will be allocated among such KO Distributors (the “Estimated Buy-Out Allocation”) and any additional relevant information concerning such KO Distributors, the territory covered by them or the Estimated Buy-Out Allocation; provided that KO shall not be required to deliver information that KO is contractually obligated to keep confidential pursuant to any written agreement with a Proposed Distributor.

2.4.          Due Diligence Period. During the twenty-eight (28) day period immediately following Hansen’s receipt of the Identification Notice (the “Diligence Period”), Hansen will be entitled to conduct due diligence on the Proposed Distributors. KO will provide Hansen with such reasonable

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information as may be in KO’s possession regarding such Proposed Distributors that Hansen reasonably requests in connection with the investigation; provided, however, that KO shall not be required to deliver information that KO is contractually obligated to keep confidential pursuant to any written agreement with a Proposed Distributor or that KO in good faith believes must remain confidential due to legal reasons or due to its status as a shareholder in such Proposed Distributor. Hansen will also be free to contact such Proposed Distributors directly to request any additional information Hansen reasonably believes is needed to conduct the investigation. At anytime during the Diligence Period Hansen may, in its sole and absolute discretion, accept or reject any Proposed Distributor and/or the Estimated Buy-Out Allocation; provided, however, if Hansen fails to reject any Proposed Distributor or the Estimated Buy-Out Allocation during the Diligence Period, Hansen will be deemed to have accepted such Proposed Distributor and/or Estimated Buy-Out Allocation.

2.5.          Acceptance. If Hansen accepts, or is deemed to accept, the applicable Proposed Distributor and Estimated Buy-Out Allocation set forth in the Identification Notice, Hansen will, within ten (10) days of the expiration of the Diligence Period, deliver to the Proposed Distributor a Distribution Agreement, in substantially the form of Exhibit A3, for each Proposed Distributor accepted by Hansen (each, an “Accepted Distributor”), subject to modification as agreed upon by Hansen and the Proposed Distributor. The Proposed Distributor will promptly return to Hansen copies of the Distribution Agreements executed by the Accepted Distributors who have agreed to enter into a Distribution Agreement with Hansen together with the applicable Estimated Buy-Out Contribution to the escrow specified in the applicable Distribution Agreement. Within seven (7) days of receipt of any Distribution Agreement executed by an Accepted Distributor, Hansen will deliver the Distribution Agreement executed by Hansen to such Accepted Distributor with a copy to KO.

2.6.          Rejection of Estimated Buy-Out Allocation. If Hansen rejects the Buy-Out Allocation, the Parties agree to negotiate in good faith to reach agreement with respect to the Estimated Buy-Out Allocation. If the Parties are unable to reach agreement within thirty (30) days of Hansen’s rejection, either Party may initiate dispute resolution proceedings in accordance with Section 25 below with respect to the Estimated Buy-Out Allocation.

2.7.          Rejection by Distributor. If KO does not identify a Proposed Distributor in accordance with Section 2.2 above or if any Accepted Distributor declines to enter into a Distribution Agreement with Hansen, or fails to return a valid, executed Distribution Agreement to Hansen within thirty (30) days of delivery of such Distribution Agreement to such Accepted Distributor, such (a) Distribution Agreement shall be deemed void and the “Territory” defined in such Distribution Agreement shall be deleted from Exhibit B which amended Exhibit B shall be executed by the Parties, and (b) Hansen may enter into an agreement to distribute the Products in the applicable “Territory” deleted from Exhibit B without any restriction.

2.8.          Estimated Volume Commitment. Within thirty (30) days after the Effective Date, Hansen will designate territories in which Hansen reasonably estimates that its total sales of Products, including directly by Hansen and indirectly through distributor/s, were and will at least be the number of cases set forth on Exhibit E during the twelve (12) month period ended May 31, 2009. In the event that any Proposed Distributor declines to become an Accepted Distributor pursuant to the terms of this Section 2, Hansen will be deemed to have satisfied its obligation to designate the number of cases of Products sold in the Territory assigned to such declining Proposed Distributor. If Hansen declines to accept a Proposed Distributor that Hansen reasonably determines is unable or unwilling to perform such Proposed Distributor’s obligation in accordance with the terms and spirit of the Distribution Agreement, Hansen will be deemed to have satisfied its obligation to designate the estimated number of cases of Products sold in the territory assigned to such Proposed Distributor.

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3.             KO/Hansen Distributors; Distribution Agreements. Each KO Distributor with whom Hansen enters into a Distribution Agreement will hereinafter be referred to as a “KO/Hansen Distributor” but only during the period in which a KO Bottler Agreement is in effect between KO and such KO/Hansen Distributor. Any Distribution Agreement entered into between Hansen and any KO Distributor pursuant to this Agreement and granting such KO Distributor the right to distribute some or all of the Products shall fall under the terms of this Agreement and be treated as a Distribution Agreement under this Agreement for so long as such Distribution Agreement and the KO Bottler Agreement with such KO Distributor remains in effect. Whenever a KO Bottler Agreement with a KO/Hansen Distributor is terminated by KO pursuant to either a deficiency termination procedure or any other right of termination stated in such a KO Bottler Agreement, KO shall notify Hansen in writing within sixty (60) days after such termination.

4.             KO Assistance.

4.1.          If a general product distribution tracking system is utilized by KO, Hansen will require each KO/Hansen Distributor to assign a KO-provided tracking number to each Product and Product package (or such other actions as KO may reasonably request in the future) to allow for tracking of inventory and sales information by any sales data collection system then in use generally by KO and the KO Distributors, and as required under Section 3.p. of the Distribution Agreement. Based on such information, KO will provide to Hansen for each KO/Hansen Distributor reasonable information regarding Product sales, Product inventory levels, and other applicable information reasonably available to KO, provided that KO shall not be required to deliver information that KO is contractually obligated to keep confidential pursuant to any written agreement with a KO/Hansen Distributor unless such KO/Hansen Distributor consents thereto.

5.             External Communications.

5.1.          Publicity. Hansen and KO each agree that the initial public, written announcements regarding the execution of this Agreement and the subject matter addressed herein shall be coordinated between the Parties prior to release. Thereafter, each Party agrees to use commercially reasonable efforts to consult with the other Party regarding any public, written announcement which a Party reasonably anticipates would be materially prejudicial to the other Party. Nothing provided herein, however, will prevent either Party from (a) making and continuing to make any statements or other disclosures it deems required, prudent or desirable under applicable Federal or State Security Laws (including without limitation the rules, regulations and directives of the Securities and Exchange Commission) and/or such Party’s customary business practices, or (b) engaging in oral discussions or oral or written presentations with actual or prospective investors or analysts regarding the subject matter of this Agreement, provided no Confidential Information is disclosed. If a Party breaches this Section 5.1 it shall have a seven (7) day period in which to cure its breach after written notice from the other Party. A breach of this Section 5.1 shall not entitle a Party to damages or to terminate this Agreement.

5.2.         Marketing and Promotion.

(i)          Hansen and KO agree that the principles set forth in Section 5.2.(ii) below are generally consistent with the marketing and promotion guiding principles of both Hansen and KO (the “Guiding Principles”). Notwithstanding anything set forth below, compliance with the Guiding Principles shall not constitute an obligation of either Party under this Agreement. The Guiding Principles shall constitute unenforceable goals only of the Parties and neither Party shall be entitled to make any claim for breach against the other or enforce any remedy under this Agreement or to terminate this Agreement as the result of non-compliance with, or a violation of, any Guiding Principle(s).

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(ii)         Neither Hansen nor KO will advertise, market, or promote the Products in connection with: (a) material misrepresentations or material omissions of fact about the Products branded with the Hansen Marks; (b) derogatory statements or messages about the other Party or its products; (c) illegal drugs, pornography, racist activities or organizations; or (d) activities, causes, or products that are generally immoral according to applicable community standards of the relevant consumer of the Products such that it is materially detrimental to the other Party’s public image and/or its rights as set forth in this Agreement.

6.             Commissions.

6.1.          Commissions Payable by Hansen. In exchange for KO’s performance of its obligations under this Agreement, Hansen will pay KO a commission (the “Commission”) equal to the percentage set forth on Exhibit D of the ***. (as defined below), which percentage will be adjusted for each of the Products on the first day of each calendar year as set forth on Exhibit D with reference to Hansen’s then-current Gross Profit Margin (as defined below). The Commission will be payable monthly in arrears within forty-five (45) days of the end of each month commencing the Effective Date based on Hansen’s good faith estimate of ***, and shall be reconciled to reflect actual *** for each calendar quarter within sixty (60) days of the end of such calendar quarter.

“Base Volume” means the number of actual cases of Products sold by Hansen to all prior distributors in the applicable territory during the twelve (12) month period ending the last day of the month immediately preceding the effective date of each applicable Distribution Agreement, which amount shall be agreed to by the Parties and shall be attached to this Agreement as Exhibit E, and which shall be amended from time to time as appropriate in order to reflect any additional territories that may subsequently be added to this Agreement.

“Cost of Sales” for each of the Products means Hansen’s cost of sales in the United States and Canada with respect to each such Product for any applicable period calculated on the same basis and in the same manner that cost of sales is calculated by Hansen for the purposes of Hansen’s periodic financial statements from time to time prepared in accordance with generally accepted accounting principals consistently applied.

“Gross Profit” for a particular Product means Net Sales of each of such Product minus the aggregate Cost of Sales of each of such Product sold during the applicable period.

“Gross Profit Margin” for each particular Product means the percentage determined by multiplying by 100 a fraction having the Gross Profit for such Product as numerator and the Net Sales for such Product as denominator.

***.

“Net Sales” for any applicable period means the gross amount invoiced for all sales by Hansen to KO/Hansen Distributors in the United States and Canada of each of the Products for the applicable period, less deductions for (a) federal and state excise tax to the extent paid for by Hansen in the United States, (b) customary discounts and sales allowances paid, accrued or credited, (c) Products returned during such period, and (d) permitted allowances, discounts, free cases or allowance programs and commissions to third parties paid or incurred by Hansen in the United States (which for sake of clarity does not include the Commissions, the Facilitation Fees, and/or the CCL Facilitation Fee) (as defined below).

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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6.2.          Commissions Payable by KO/Hansen Distributors. In exchange for KO’s performance of its obligations under this Agreement, each KO/Hansen Distributor in the United States will pay a commission to KO computed in accordance with the formula set forth on Exhibit D based on the aggregate quantity of Products invoiced by Hansen to the applicable KO/Hansen Distributor in the United States (the “Facilitation Fee”). Hansen will collect the Facilitation Fee from the KO/Hansen Distributors in the United States on behalf of KO as provided in this Section. Hansen agrees that it has no rights whatsoever in the Facilitation Fees and may not (a) include any Facilitation Fees in its revenues or list of assets, (b) pledge, grant, or allow any lien or security interest whatsoever in any of the Facilitation Fees, (c) retain any such Facilitation Fees as full or partial payment of any amount(s) allegedly owed to Hansen by KO under this Agreement or by a KO/Hansen Distributor, or (d) take any action whatsoever inconsistent with KO’s ownership of the Facilitation Fees. All of Hansen’s invoices to KO/Hansen Distributors in the United States will include the Facilitation Fee, which will be payable in accordance with the terms of the Hansen invoice. Hansen will receive the Facilitation Fees paid in accordance with such Hansen invoice and remit all Facilitation Fee payments to KO monthly, within fifteen (15) days of the end of each calendar month. Hansen is in no way guaranteeing payment of the Facilitation Fees. Hansen will advise KO of any failure by a KO/Hansen Distributor to pay on a timely basis any Facilitation Fee for which it is liable within a reasonable time following such default, and cooperate with KO’s reasonable requests for assistance to collect any defaulted Facilitation Fee payments at no cost to Hansen. At KO’s request, Hansen will assign all its rights to collect the defaulted Facilitation Fee to KO. Hansen shall have no obligations beyond those set forth in this Section 6.2 to assist in the collection of the Facilitation Fees. With respect to any distribution of the Products through a KO/Hansen Distributor in Canada, KO’s Canadian subsidiary (Coca-Cola Ltd., or “CCL”) and CCE’s Canadian subsidiary (Coca-Cola Bottling Company, or “CCB”) will separately agree between themselves on a similar fee (the “CCL Facilitation Fee”), which will be paid directly from CCB to CCL.

6.3.          Excluded Liabilities. Except as contemplated by Section 23.1 of this Agreement, KO shall not assume pursuant to the terms of this Agreement any of Hansen’s debts, liabilities or obligations whatsoever, whether accrued, absolute, contingent, known, unknown or otherwise; any accounts payable; or any damages, losses, liabilities, claims, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, or costs and expenses arising from or relating to claims asserted by any third party or Governmental Entity (as defined in Section 12.3.4 below) regarding the Products.

7.             Confidentiality.

7.1.          “Confidentiality” Definition. As used herein, “Confidential Information” means any information, observation, data, written material, records, documents, computer programs, software, firmware, inventions, discoveries, improvements, developments, designs, promotional ideas, customer lists, suppliers lists, financial statements, practices, processes, formulae, methods, techniques, trade secrets, products and/or research, in each such case, of or related to a Party’s products, organization, business and/or finances; provided however that Confidential Information shall not include any information which (a) is in the public domain except through any intentional or negligent act or omission of the non-disclosing Party (or any agent, employee, shareholder, director, officer, or independent contractor of or retained by such other Party or any of its Affiliates (as defined in Section 13.1.1 below)), (b) can be shown by clear and convincing tangible evidence to have been in the possession of the non-disclosing Party prior to disclosure by the disclosing Party, (c) is legally and properly provided to the non-disclosing Party without restriction by an independent third party that is under no obligation of confidentiality to the disclosing Party and that did not obtain such information in any illegal or improper manner or otherwise in violation of any agreement with the disclosing Party, (d) is disclosed without any restrictions of any kind by the disclosing Party to third parties on a regular basis without any measures being taken, whether explicitly or implicitly, by the disclosing Party to protect the confidentiality of such information, or (e) is independently generated by any employee or independent contractor of or retained by the non-disclosing Party, and such employee or independent contractor has no knowledge of any of the Confidential Information.

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7.2.          Non-Disclosure Obligations. It is contemplated that in the course of the performance of this Agreement each Party may, from time to time, disclose its Confidential Information to the other, as well as KO/Hansen Distributors. Each Party agrees that any such Confidential Information (a) will be used solely as provided by the terms and conditions of this Agreement, and (b) is intended solely for the information and assistance of the other Party and/or the KO/Hansen Distributors in the performance of such Party’s obligations or exercise of such Party’s rights under this Agreement and is not to be otherwise disclosed. Each Party will use its best efforts to protect the confidentiality of the other Party’s Confidential Information, which efforts shall be at least as extensive as the measures such Party uses to protect its own most valued Confidential Information.

7.3.          Injunctive Relief. Each Party acknowledges that the other Party will suffer irreparable harm if such Party breaches any of the provisions regarding confidentiality set forth in this Section 7 and that monetary damages will be inadequate to compensate the other Party for such breach. Therefore, if a Party (or any agent, employee, shareholder, director, officer, or independent contractor of or retained by such other Party or any of its Affiliates) breaches any of such provisions, then the other Party shall be entitled to injunctive relief without bond (in addition to any other remedies at law or equity) to enforce such provisions.

8.             Distribution Agreements and Amendments.

8.1.          Hansen’s Rights Regarding Distribution Agreements. Subject to the terms of Section 2 above, Hansen will have sole and absolute discretion to determine whether or not to enter into a Distribution Agreement with any KO Distributor. Except as expressly provided in any Distribution Agreement with a KO/Hansen Distributor, nothing in this Agreement should be construed as granting KO Distributors exclusive distribution rights for the Products or otherwise prohibiting Hansen from entering or maintaining relationships with other distributors.

8.2.          Amendment of Distribution Agreements.

8.2.1.       Section 6.b. and Exhibit F of the Distribution Agreement sets forth, without limitation, the terms under which the KO/Hansen Distributor pays a Facilitation Fee to Hansen (the “Facilitation Fee Terms”). Hansen covenants and agrees not to amend, modify, or delete any of the Facilitation Fee Terms in any of the Distribution Agreements, without KO’s prior written consent.

8.2.2.       KO’s consent shall be required to amend, modify or delete any provision of any Distribution Agreement. KO shall not unreasonably withhold or delay its approval of any amendment, modification, or deletion of any Distribution Agreement sought by Hansen. KO’s approval shall be deemed to have been granted if KO does not respond within seven (7) business days of Hansen’s written request.

8.3.  The provisions of this Section 8.3 are set forth on attached Exhibit F and incorporated in this section 8.3 by this reference.

9.             Competitive Product/s. The provisions of this Section 9 are set forth on attached Exhibit G and incorporated in this Section 9 by this reference.

10.           Termination of Distribution Agreement/s. In the event of any material breach or default by a KO/Hansen Distributor under its Distribution Agreement with Hansen or any other occurrence that would give rise to Hansen’s right to terminate such Distribution Agreement, Hansen will give KO written notice of such breach, default or occurrence at the same time as Hansen delivers notice of such breach, default or occurrence to such KO/Hansen Distributor, and KO shall have the same opportunity to cure such breach, default, or occurrence as is provided to the KO/Hansen Distributor under the Distribution Agreement, if any. If the KO/Hansen Distributor and KO fail to cure the breach, default, or occurrence within the

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applicable cure period, if any, Hansen may terminate such Distribution Agreement pursuant to its terms and seek any remedies available under the Distribution Agreement or applicable law, in its sole and absolute discretion. KO will not, and will not directly or indirectly participate in or assist any KO/Hansen Distributor to, challenge any right or remedy Hansen invokes under any Distribution Agreement, except to the extent that such challenge may relate to a breach by Hansen of its obligations under this Agreement or is reasonably necessary for KO to prevent a material impairment of its rights under this Agreement. Hansen agrees that (a) KO is not obligated, directly or indirectly, in any way under any of the Distribution Agreements, (b) KO has not expressly or implicitly agreed to guarantee the performance of any KO/Hansen Distributor under its respective Distribution Agreement with Hansen, and (c) Hansen will not take any action against KO to enforce a KO/Hansen Distributor’s obligation/s under its Distribution Agreement with Hansen.

11.           Term. Unless terminated by either Party pursuant to the terms of this Agreement, the initial term of this Agreement shall commence on the Effective Date and shall end on the twentieth (20th) anniversary of the Effective Date (the “Initial Term”). After the Initial Term, this Agreement shall, subject to being terminated by either Party pursuant to the terms of this Agreement, continue and remain in effect for as long as any KO/Hansen Distributor continues to distribute some or all of the Products pursuant to the terms of a Distribution Agreement.

12.           Termination By Either Party. Without prejudice to its other rights and remedies under this Agreement and those rights and remedies otherwise available in equity or at law, either Party may terminate this Agreement on the occurrence of one or more of the following:

12.1.        Material Breach. The other Party’s material breach of a provision of this Agreement and failure to cure such breach within thirty (30) days after receiving written notice describing such material breach in reasonable detail from the non-breaching Party; provided, however, if such breach is of a nature that it cannot reasonably be cured within thirty (30) days, then the breaching Party shall have an additional thirty (30) day period to cure such breach, providing it immediately commences, and thereafter diligently uses, in good faith, its best efforts to cure such breach.

12.2.        Insolvency. The other Party: (a) makes any general arrangement or assignment for the benefit of creditors; (b) becomes bankrupt, insolvent or a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute (unless such petition is dismissed within sixty (60) days after its original filing); (c) has appointed a trustee or receiver to take possession of substantially all of such Party’s assets or interest in this Agreement (unless possession is restored to such Party within sixty (60) days after such taking); or (d) has substantially all of such Party’s assets or interest in this Agreement (unless such attachment, execution or judicial seizure is discharged within sixty (60) days after such attachment, execution or judicial seizure) attached, executed, or judicially seized.

12.3.        Agreement. Mutual written agreement of the Parties.

12.4         Termination of Related Agreements.

12.4.1.     If the Concurrent Agreement (as defined below) is terminated by KO without cause or terminated by Tauranga Ltd., an Irish Company (“MEL”) as a result of a breach by KO, then Hansen shall have the option to terminate this Agreement, which option may be exercised within one hundred twenty (120) days of the occurrence of such termination by written notice by Hansen to KO. Any such termination shall be effective upon KO’s receipt of Hansen’s written notice of termination, and Hansen shall not be liable to KO or otherwise obligated to pay to KO any Aggregate Termination Fee or other amount by reason of such termination for compensation, reimbursement or damages of whatsoever nature including, for (i) loss of prospective compensation or earnings, (ii) goodwill or loss thereof, or (iii) expenditures, investments, leases or any type of commitment made in connection with the business of KO or in reliance on the existence of this Agreement. Hansen’s right to terminate this Agreement under this Section 12.4.1

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shall be independent of any other rights or remedies of Hansen under this Agreement. The “Concurrent Agreement” means the Monster Energy International Distribution Coordination Agreement dated concurrently herewith between KO and MEL.

12.4.2.     If the Concurrent Agreement is terminated by MEL without cause or terminated by KO as a result of MEL’s breach, then KO shall have the option to terminate this Agreement, which option may be exercised within one hundred twenty (120) days of the occurrence of such termination by written notice by KO to Hansen. Any such termination shall be effective upon Hansen’s receipt of KO’s written notice of termination, and KO shall not be liable to Hansen or otherwise obligated to pay to Hansen any Aggregate Termination Fee or other amount by reason of such termination for compensation, reimbursement, or damages of whatsoever nature including, for (i) loss of prospective compensation or earnings, (ii) goodwill or loss thereof, or (iii) expenditures, investments, leases or any type of commitment made in connection with the business of Hansen or in reliance on the existence of this Agreement. KO’s right to terminate this Agreement under this Section 12.4.2 shall be independent of any other rights or remedies of KO under this Agreement.

13.           Termination on Change of Control.

13.1.       Definitions. The following definitions apply to this Section 13 and wherever else they are used in this Agreement:

13.1.1.     “Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by, or under common Control with, such specified Person.

13.1.2.     A “Change of Control” shall have occurred with respect to a corporation for purposes of this Agreement upon completion or consummation of any of the following by or with respect to such corporation:

a.             The Board of Directors of such corporation, and to the extent necessary, the shareholders of such corporation, approve a definitive agreement to:

(i)            Merge or consolidate with any other Person or in which all the Voting Interests of such corporation outstanding immediately prior thereto represent (either by remaining outstanding or being converted into Voting Interests of the surviving corporation) less than 50% of the Voting Interests of such corporation or the surviving entity immediately after such merger or consolidation; or

(ii)           The sale or disposition by such corporation (in one transaction or a series of transactions) of all or substantially all of such corporation’s assets;

b.             A plan of liquidation or dissolution of such corporation is submitted to and approved by the shareholders of such corporation;

c.             The sale or disposition by such corporation (in one transaction or a series of transactions) of, (i) in the case of KO or its beverage business, or (ii) in the case of Hansen or its Parent, their energy drink business;

d.             Any Person or group of Persons, other than (i) the Parent of such corporation as of the date of this Agreement, or (ii) a trustee or other fiduciary holding securities under an employee benefit plan of such corporation, becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 50% of the Voting Interests

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of such corporation, as a result of a tender offer or exchange offer, open market purchases, privately negotiated purchases or otherwise;

e.             In any share exchange, extraordinary dividend, acquisition, disposition or recapitalization (or series of related transactions of such nature) (other than a merger or consolidation), the holders of Voting Interests of such corporation immediately prior thereto continue to own directly or indirectly (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) less than 50% of the Voting Interests of such corporation (or successor entity) immediately thereafter; or

f.              Any group of Persons acting in concert in Control of such corporation changes such that a different Person or group of Persons acting in concert Control such corporation.

13.1.3.     “Control” (including the correlative terms “Controlled by” and “Controlling”) when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Interests, by contract or otherwise. Without limitation (a) any Person that, directly or indirectly, owns or controls, or has the right to own or control (through the exercise of any outstanding option, warrant or right, through the conversion of a security or otherwise, whether or not then exercisable or convertible) more than 50% of the outstanding Voting Interests of another Person or an aggregate of more than 50% of the outstanding Voting Interests of a Person, its direct or indirect Parents or the direct or indirect Subsidiaries of such Person shall be deemed to control such Person for purposes of this term, and (b) any Person that through any combination of interests, holdings or arrangements, has, or upon the exercise of any outstanding option, warrant or right, through the conversion of a security or otherwise, whether or not then exercisable or convertible, would have the ability to elect more than 50% of Hansen of the members of the governing board of any other Person shall be deemed to control such Person for purposes of this term.

13.1.4.     “Governmental Entity” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

13.1.5.     “Parent” means (a) with respect to any corporation, limited liability company, association or similar organization or entity, any Person (whether  directly, through one or more of its direct or indirect Subsidiaries) owning more than 50% of the issued and outstanding Voting Interests of such corporation, limited liability company, association or similar organization or entity and (b) with respect to any partnership, any Person (whether directly or through one of its direct or indirect Affiliates) owning more than 50% of the issued and outstanding general and/or limited partnership interests.

13.1.6.     “Person/s” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, or other entity or any Governmental Entity.

13.1.7.     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other organization or entity of which more than 50% of the issued and outstanding Voting Interests or, in the case of a partnership, more than 50% of the general partnership interests, is at the time owned by such Person (whether directly, through one or more of such Person’s direct or indirect Subsidiaries).

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13.1.8.     “Voting Interest” means equity interests in any entity of any class or classes (however designated) having ordinary voting power for the election of members of the governing body of such entity.

13.2.        Notice of Change of Control. As soon as is reasonably practical after the occurrence of a Change of Control of a Party to this Agreement or its Parent, but in no event later than sixty (60) days thereafter, the Party subject to the Change of Control or whose Parent is subject to a Change of Control (the “Subject Party”) shall deliver written notice to the other Party (the “Other Party”) that (a) states that a Change of Control has occurred with respect to itself or its Parent, (b) states the date that the Change of Control was consummated, if known, and (c) identifies the Person/s who acquired Control (the “Change of Control Notice”).

13.3.        Termination on Change of Control. Within sixty (60) days of the Other Party’s receipt of a Change of Control Notice, the Other Party may terminate this Agreement upon written notice to the Subject Party, without paying, or incurring any liability or obligation to pay, any termination fee, penalty, damages, or other compensation.

14.          Termination by Hansen For Violation of Competitive Products Provisions. Subject to the terms of Section 9.4 and the last sentence of this Section 14, in the event of KO directly or indirectly distributing anywhere in the Competitive Territory, through one or more KO Distributors, a Competitive Product, Hansen may terminate this Agreement upon (a) thirty (30) days written notice to KO and KO’s failure to cure the alleged breach within that period, or (b) immediately upon receipt of notice and without opportunity to cure if KO has violated Section 9 of this Agreement more than once within any twelve (12) month period. Hansen’s right to terminate this Agreement under this Section 14 shall be independent of and in addition to any other rights or remedies of Hansen under this Agreement, including, without limitation, Section 12.1 above, and the construction and interpretation of Section 9 shall not restrict, limit or otherwise affect the construction and interpretation of this Section 14.

15.           Termination Without Cause.

15.1.       Termination Without Cause by Hansen and Aggregate Termination Fee. Hansen, or any successor to Hansen, shall have the right at any time, upon sixty (60) days written notice to KO, to terminate this Agreement without cause or for no reason; provided, however, that such termination is expressly conditioned on Hansen concurrently sending written notice of termination without cause to, except as provided in the next sentence, each of the then existing KO/Hansen Distributors pursuant to the terms of the applicable Distribution Agreements between Hansen and each of those existing KO/Hansen Distributors. In order to satisfy the foregoing condition, Hansen does not have to send written notices of termination without cause to any KO/Hansen Distributors who at that time are in the process of being terminated by Hansen for cause pursuant to the terms of their applicable Distribution Agreements with Hansen.

15.2.       Termination Without Cause by KO and Aggregate Termination Fee.

(i)            KO, or any successor to KO, shall have the right at any time to terminate this Agreement, without cause or for no reason, upon two (2) years written notice to Hansen if such notice is given prior to the *** of the Effective Date or upon one (1) year’s written notice if such notice is given after the *** of the Effective Date.

(ii)           If KO exercises its right to terminate this Agreement in accordance with Section 15.2.(i) above, KO shall pay to Hansen an amount equal to the Aggregate Termination Fee defined and payable under Section 18.1 below. If, after such notice from KO, prior to the *** of the Effective Date, this Agreement is otherwise terminated as a result of KO’s breach of this Agreement,

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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including without limitation, arising from the elimination of substantially all of Hansen’s benefits arising under this Agreement by KO or KO’s repudiation or abandonment of this Agreement (collectively, a “Termination Breach”), within the two (2) year notice period, then, without prejudice to any of Hansen’s other rights and/or remedies, the Aggregate Termination Fee shall be ***. If after the *** of the Effective Date but prior to the *** of the Effective Date termination of this Agreement occurs due to a Termination Breach within the two (2) year notice period, then, without prejudice to any of Hansen’s other rights and/or remedies, the Aggregate Termination Fee shall be ***. If, after the *** of the Effective Date termination of this Agreement occurs due to a Termination Breach within the one (1) year notice period, then, without prejudice to any of Hansen’s other rights and/or remedies the Aggregate Termination Fee shall be ***.

(iii)          At any time, and from time to time after KO gives Hansen written notice of termination, and without prejudice to, or in any way detracting from, KO’s obligation to pay the Aggregate Termination Fee to Hansen, Hansen may elect to exercise its right to terminate this Agreement prior to the expiration of any notice period, in which event Hansen shall not be liable to KO by reason of such termination for compensation, reimbursement, or damages of whatsoever nature, including for (a) loss of prospective compensation or earnings, (b) goodwill or loss thereof, or (c) expenditures, investments, leases or any type of commitment made in connection with the business of KO or in reliance on the existence of this Agreement.

16.           Automatic Termination. If neither Party has previously chosen to terminate this Agreement pursuant to its terms and all Distribution Agreements with the KO/Hansen Distributors have been terminated for any reason and/or expired pursuant to their terms, either Party may terminate this Agreement by notifying the other Party, in writing, of such termination effective no earlier than ten (10) business days after the date of such notice.

17.           Obligations on Termination. In the event this Agreement is terminated pursuant to Sections 12.1, 12.2, 12.3, 12.4, 13, 14 or 15.2 of this Agreement, such termination will not terminate any Distribution Agreement that is effective at the time of such termination. In the event that this Agreement is terminated pursuant to Section 15.1 of this Agreement, Hansen will simultaneously give notice of termination pursuant to Section 15.1 above to terminate all associated KO/Hansen Distribution Agreements then in effect. Except as provided in this Section 17, the expiration or termination of this Agreement will not terminate any Distribution Agreement that is effective at the time of such expiration or termination. During the period between a notice of termination and the effective date of termination, each Party shall continue to fully perform its obligations under this Agreement. Sections 7, 8.1, 18.1, 19, 20, 21, 22 and 23 of this Agreement shall survive the expiration or termination of this Agreement.

18.           Termination Fees.

18.1.        “Aggregate Termination Fee” means the aggregate of the Commissions and the Facilitation Fees (including the CCL Facilitation Fee with respect to Canada) due to KO (and/or CCL, in the case of Canada) for the twelve (12) month period ending on the last day of the last calendar month preceding the effective date of termination of this Agreement for Products sold by Hansen to KO/Hansen Distributors who are KO/Hansen Distributors as of the effective date of such termination; provided that if termination of this Agreement occurs before the first anniversary of the Effective Date the Aggregate Termination Fee shall be increased by *** percent ***; and if termination of this Agreement occurs after the first anniversary of the Effective Date but before the second anniversary of the Effective Date, the Aggregate Termination Fee shall be increased by *** percent ***. Each termination fee specified in this Section 18 will be due and payable no later than thirty (30) days after the effective date of the applicable termination and such obligation shall survive the termination or expiration of this Agreement.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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18.2.        If Hansen terminates this Agreement pursuant to the terms of Section 12.1 or 14 above, KO shall, without prejudice to Hansen’s rights and remedies available under this Agreement, equity and/or applicable law, pay Hansen the Aggregate Termination Fee.

18.3.        If KO terminates this Agreement pursuant to the terms of Section 12.1 above, Hansen shall, without prejudice to KO’s rights and remedies available under this Agreement, equity and/or applicable law, pay KO an amount equal to the Aggregate Termination Fee.

18.4.        If Hansen terminates a Distribution Agreement with a KO/Hansen Distributor without cause and without concurrently terminating this Agreement, Hansen will pay KO the Aggregate Termination Fee calculated with respect to the Commissions and Facilitation Fees (including the CCL Facilitation Fee with respect to Canada) payable with respect to the terminated Distribution Agreement only.

18.5.        If Hansen terminates this Agreement pursuant to the terms of Section 15.1 above, Hansen shall pay KO the Aggregate Termination Fee.

18.6.        If Hansen only terminates a portion of the territory specified in a particular Distribution Agreement between Hansen and a KO/Hansen Distributor, without cause, Hansen shall pay KO a partial termination fee (in each case, a “Partial Termination Fee”) equal to the Aggregate Termination Fee applicable to the terminated Distribution Agreement only, that would be owed if the applicable Distribution Agreement were fully terminated on the date the partial termination occurs, multiplied by a fraction, the numerator of which is the Net Sales of Products in the terminated portion of the applicable territory during the twelve (12) months immediately preceding such termination, and the denominator of which is the Net Sales of Products in the entire applicable territory during the twelve (12) months immediately preceding such termination.

19.           Limitation of Damages; Limitation of Liability. EXCEPT FOR DAMAGES DIRECTLY RESULTING FROM INDEMNITY OBLIGATIONS SET FORTH IN SECTION 23 OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF GOODWILL, BUSINESS INTERRUPTION, LOSS OF BUSINESS OPPORTUNITY, OR ANY OTHER PECUNIARY LOSS) SUFFERED BY SUCH PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND/OR THE USE OF OR INABILITY TO USE OR SELL THE PRODUCTS, AND/OR FROM ANY OTHER CAUSE WHATSOEVER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR DAMAGES RESULTING FROM THE INDEMNITY OBLIGATIONS SET FORTH IN SECTION 23 OF THIS AGREEMENT, THE PARTIES’ RESPECTIVE TOTAL LIABILITY FOR MONEY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL NOT EXCEED THE APPLICABLE AGGREGATE TERMINATION FEE PAYABLE PURSUANT TO SECTION 18 ABOVE OR THE APPLICABLE PARTIAL TERMINATION FEE PAYABLE PURSUANT TO SECTION 18.6 ABOVE. THESE LIMITATIONS WILL APPLY REGARDLESS OF THE LEGAL THEORY OF LIABILITY, WHETHER UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER THEORY WHATSOEVER.

EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY OR WARRANTIES, DISCLAIMER, OR EXCLUSION OF DAMAGES, IS EXPRESSLY INTENDED TO BE SEVERABLE AND INDEPENDENT FROM ANY OTHER PROVISION, SINCE THOSE PROVISIONS REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES, AND SHALL BE SEPARATELY ENFORCED. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR

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IMPLIED (INCLUDING THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) EXCEPT THOSE SET FORTH IN THIS AGREEMENT.

20.           Books and Records; Examinations.

20.1.        For a period of at least two (2) years following the expiration or earlier termination of this Agreement, Hansen shall maintain such books and records (collectively, “Hansen Records”) as are necessary to substantiate that no payments have been made, directly or indirectly, by or on behalf of Hansen to or for the benefit of any KO employee or agent who may reasonably be expected to influence KO’s decision to enter into this Agreement or the amount to be paid by KO pursuant hereto. (As used herein, “payments” shall include money, property, services and all other forms of consideration.)  All Hansen Records shall be maintained in accordance with generally accepted accounting principles as consistently applied by Hansen. KO and/or its representative shall have the right at any time during normal business hours, upon seven (7) days written notice, to examine the Hansen Records, but not more than once per year. The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

20.2.        For a period of at least two (2) years following the expiration of earlier termination of this Agreement, KO shall maintain such books and records (collectively, “KO Records”) as are necessary to substantiate that no payments have been made, directly or indirectly, by or on behalf of KO to or for the benefit of any Hansen employee or agent who may reasonably be expected to influence Hansen’s decision to enter into this Agreement or the amount to be paid by Hansen pursuant hereto. (As used herein, “payments” shall include money, property, services and all other forms of consideration.)  All KO Records shall be maintained in accordance with generally accepted accounting principles as consistently applied by KO. Hansen and/or its representative shall have the right at any time during normal business hours, upon seven (7) days written notice, to examine the KO Records, but not more than once per year. The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

20.3.        Hansen shall keep complete and true books and other records containing data in sufficient detail necessary to determine the Commission, the Facilitation Fee, *** of the Products, Gross Profit for each of the Products, Gross Profit Margin for each of the Products, any Aggregate Termination Fee, any Partial Termination Fee, and/or any components of each of these items.

20.4.        No more than once per calendar year, KO shall have the right, at its own expense, to have the books and records kept by Hansen (and all related work papers and other information and documents) examined by a nationally recognized public accounting firm appointed by KO (in each case, an “Accounting Firm”) to (a) verify the calculations of the Commission, the Facilitation Fee, ***, Net Sales of the Products, Gross Profit for each of the Products, the Gross Profit Margin for each of Products, any Aggregate Termination Fee, any Partial Termination Fee, and/or any component of any of the foregoing, and (b) and to verify the resulting payments required under this Agreement. Prior to conducting any such examination, the Accounting Firm shall have agreed to hold in confidence and not disclose to anyone, other than the Parties or unless required by applicable law, all information reviewed by or disclosed to the Accounting Firm during such examination.

21.           Trademarks.

21.1.        “Hansen Marks” means the trademarks, trade names, brand names, and logos, copyright material and other intellectual property owned by Hansen (whether or not registered) and used by it on the Products and/or in connection with the production, labeling, packaging, marketing, sale, advertising, and promotion of the Products. KO acknowledges and agrees that all Hansen Marks shall be and remain the exclusive property of Hansen. No right, title or interest of any kind in or to the Hansen Marks is transferred by this Agreement to KO. KO agrees that it will not attempt to register the Hansen Marks, or any marks

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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confusingly similar thereto, in any form or language anywhere in the world. KO further agrees that during the term of this Agreement it will not contest the validity of the Hansen Marks or the ownership thereof by Hansen. If KO desires to reproduce any of the Hansen Marks for promotional purposes, the reproduction will only be made after written approval by Hansen. KO shall only use the Hansen Marks in such a manner as to ensure and maintain the high quality and goodwill associated therewith; provided, however, that KO may, in consultation with Hansen, submit form or template usages or specimens of proposed use featuring the Hansen Marks that may be subsequently used on other materials without seeking additional approval from Hansen, provided that the form, substance, content and context of such subsequent use is not materially different from that which Hansen initially approves. KO’s use of the Hansen Marks will inure for the benefit of Hansen.

21.2.        Infringement of Hansen’s Marks. If during the term of this Agreement a third party institutes against Hansen or KO any claim or proceeding that alleges that the use of any Hansen Mark in connection with the marketing, promotion, merchandising and/or sales of the Products under this Agreement infringes the intellectual property rights held by such third party, then Hansen shall, in its sole discretion, and at its sole expense, contest, settle, and/or assume direction and control of the defense or settlement of, such action, including all necessary appeals thereunder. KO shall use all reasonable efforts to assist and cooperate with Hansen in such action, subject to Hansen reimbursing KO for any reasonable out-of-pocket expenses incurred by KO in connection with such assistance and cooperation. If, as a result of any such action, a judgment is entered by a court of competent jurisdiction, or settlement is entered by Hansen, such that any Hansen Mark cannot be used in connection with the marketing, promotion, merchandising and/or sales of the Products under this Agreement without infringing upon the intellectual property rights of such third party, then Hansen and KO promptly shall cease using such affected Hansen Mark in connection with the marketing, promotion, merchandising and/or sale of the Products under this Agreement. Neither Party shall incur any liability or obligation to the other Party arising from any such cessation of the use of the affected Hansen Mark.

21.3.        Termination. Upon expiration or termination of this Agreement, KO shall cease and desist from any use of the Hansen Marks and any names, marks, logos or symbols confusingly similar thereto.

21.4.        Prior Agreements. Notwithstanding the foregoing provisions of paragraph 21 (including the definition of “Hansen Marks” as including both registered and unregistered rights), the Parties acknowledge their ongoing discussions over their respective rights in trademarks containing the term “monster,” *** regarding Hansen’s use of its MONSTER marks (the “Monster Trademark Agreement”). Nothing contained in this Agreement shall (a) be deemed to be an acknowledgement by KO of Hansen’s rights in unregistered marks containing the term “monster” or (b) limit the provisions of the Monster Trademark Agreement. In the case of a conflict between this Section 21 and the Monster Trademark Agreement, the Parties agree that the terms of the Monster Trademark Agreement shall prevail.

22.          Representations and Warranties.

22.1.        Hansen represents and warrants to KO that (i) it has the right and lawful authority to enter into this Agreement, and (ii) the execution, delivery and performance of this Agreement will not cause or require Hansen to breach any obligation to, or agreement or confidence with, any other person or entity.

22.2.        Hansen warrants that all Products, all food additives in the Products, or all substances for use in, with, or for the Products, comprising each shipment or other delivery hereby made by Hansen to, or on the order of, KO and/or any KO/Hansen Distributor are hereby guaranteed as of the date of such shipment to be, on such date, not adulterated or misbranded within the meaning of the Federal Food,

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Drug and Cosmetic Act, as amended, including the Food Additives Amendment of 1958 (the “Act”), or within the meaning of any substantially identical and applicable state food and drug law, if any, and not articles which may not under the provisions of Sections 404, 505, or 512 of the Act, be introduced into interstate commerce, the Canadian Food and Drugs Act, and the Natural Health Product Regulations promulgated thereunder.

22.3.        Hansen warrants that all Products shall be merchantable.

22.4.        KO’s sole and exclusive remedy for Hansen’s breach of Hansen’s representations in Sections 22.2. and 22.3. above shall be as provided for in Section 23.3. below.

23.           Indemnification and Insurance.

23.1. KO agrees to indemnify and defend Hansen against any third party claims and hold Hansen harmless from and against any and all damages, losses, liabilities, claims, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, and costs and expenses arising out of, resulting from or otherwise connected with and to the extent attributable to (a) any willfully negligent act, misfeasance or nonfeasance by KO, its Subsidiaries, or any of their respective officers, employees, directors or agents regarding the sale, distribution or marketing of the Products, (b) the failure of any representation or warranty made by KO contained in this Agreement to be true or correct in any material respect (without regard to any references to materiality contained therein), (c) any claim, advertising or representation by KO regarding Products that has not been approved by Hansen, and (d) any claim by CCE arising from the Facilitation Fee and/or the CCL Facilitation Fee, and as set forth on attached Exhibit H, which is incorporated in this Section 23.1 by this reference.

23.2.        Intentionally omitted.

23.3.        Hansen agrees to indemnify and defend KO against any third party claims and hold KO harmless from and against any and all damages, losses, liabilities, claims, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, and costs and expenses arising out of, resulting from or otherwise connected with and to the extent attributable to (a) the formulation, manufacture, labeling, bottling or packaging of the Products, including, but not limited to, product defects, product integrity/quality failures, any ingredient safety issue, product recalls, any violation of applicable law or regulation, or any injury to or death of any person caused by the Products or any ingredient contained therein, (b) any willfully negligent act, misfeasance or nonfeasance by Hansen or any of its respective Subsidiaries, officers, employees, directors or agents, (c) any claim, advertising or representation by Hansen or by any agent or representative of Hansen regarding the Products, (d) the failure of any representation or warranty made by Hansen contained in this Agreement to be true or correct in any material respect (without regard to any references to materiality contained therein), (e) any claim that the authorized use by KO of any of the Hansen Marks pursuant to this Agreement infringes the trademark, trade dress or trade name of another, (f) any claim that any packaging for the Products furnished by Hansen infringes any patent, trade secret or other intellectual property right of any third party, or (g) the termination or transfer of any of Hansen’s existing distribution agreements in anticipation or furtherance of the rights granted to KO in this Agreement.

23.4.       During the term of this Agreement and for a period of two (2) years thereafter, Hansen and KO agree to maintain policies of insurance of the nature and amounts specified below, which shall provide the other Party as an additional insured (providing for a waiver of subrogation rights and endeavoring to provide for not less than thirty (30) days written notice of any modification or termination of coverage), and each Party shall provide to the other Party with a certificate of insurance evidencing such insurance, in a form satisfactory to such Party:

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•              Commercial General Liability, including contractual liability coverage, with limits of at least $1,000,000 per occurrence; Bodily Injury and Property Damage / $1,000,000; Personal and Advertising Injury / $1,000,000; Products/Completed Operations / $2,000,000 General Aggregate.

•              Excess or Umbrella Liability with a limit of not less than $5,000,000 per occurrence over the insurance coverage described above.

For any claims under this Agreement, the applicable Party’s insurance shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by the other Party. All deductibles payable under an applicable policy shall be paid by the Party responsible for purchasing such policy. All such insurance shall be written by companies authorized to do business in the state or states where the work is to be performed and having at least the ratings of the respective Parties current insurers, unless not obtainable at commercially reasonable rates in light of previous premiums.

23.5.        An indemnified party under this Section 23 shall give to the indemnifying party prompt notice of the third party claim for which such indemnified party is seeking indemnification. Until such time as the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party under this Section 23, the indemnified party will have the right to direct, through counsel of its choosing, the defense of any matter the subject of such indemnification claim. At such time as the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party against any and all damages, losses, liabilities, claims, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, and costs and expenses that may result from such matter, the indemnifying party shall have the right to direct, through counsel of its own choosing, the defense or settlement of any matter the subject of indemnification hereunder at its expense. The indemnified party may thereafter retain its own counsel to participate in the defense of the matter, at the indemnified party’s own expense. The indemnified party shall provide the indemnifying parties with reasonable and relevant access to its records and personnel relating to any such matter during normal business hours and shall otherwise cooperate with the indemnifying party in the defense or settlement of any such matter, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection with such matter. No settlement in respect of any third party claim may be effected by the indemnifying party without the indemnified party’s prior written approval. If the indemnifying party shall fail to undertake any such defense, the indemnified party shall have the right to undertake the defense or settlement thereof at the indemnifying party’s expense, provided the indemnifying party has received reasonable notice of, and opportunity to participate in, any proposed settlement.

24.           Miscellaneous.

24.1.        No Employment Relationship. Notwithstanding any language in this Agreement to the contrary, the Parties intend that their relationship will be only as set forth in this Agreement. Neither Party nor any employee, agent, officer, or independent contractor of or retained by either Party shall be considered an agent, employee or co-joint venturer of the other Party for any purpose or entitled to any of the benefits that the other Party provides for any of the other Party’s employees. Furthermore, each Party acknowledges that it shall be responsible for all federal, state and local taxes for it and its employees and reports relative to fees under this Agreement and each Party will indemnify and hold the other Party harmless from any failure to file necessary reports or pay such taxes.

24.2.        Integration. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and is intended by the Parties to be a final expression of their understanding and a complete and exclusive statement of the terms and conditions of the agreement. This Agreement supersedes any and all agreements, either oral or in writing, between the Parties concerning the subject contained herein and contains all of the covenants, agreements, understandings, representations,

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conditions, and warranties mutually agreed to between the Parties. This Agreement may be modified or rescinded only by a writing signed by the Parties hereto or their duly authorized agents.

24.3.        Choice of Law. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict-of-law rules requiring the application of the substantive laws of any other jurisdiction.

24.4.        Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal administrators, legal representatives, successors and assigns. This Agreement shall not be assignable by either Party without the prior written consent of the other Party; provided, however, that in the event of the Change of Control of a Party to this Agreement (the “Change of Control Party”) or its Parent in which the other Party to this Agreement chooses not to exercise its termination rights under Section 13.3 above and this Agreement is assumed by the surviving entity or successor to the Change of Control Party, or by the acquirer of substantially all of the Change of Control Party’s assets as a matter of law, the Change of Control Party shall be entitled to assign all of its rights and obligations under this Agreement to such Person without the other Party’s consent so long as such successor, surviving entity or acquirer agrees in writing to unconditionally assume all of the Change of Control Party’s rights and obligations under this Agreement.

24.5.        Counterparts. This Agreement may be signed in one (1) or more counterparts, each of which shall constitute an original but all of which together shall be one (1) and the same document. Signatures received by facsimile shall be deemed to be original signatures.

24.6.        Partial Invalidity. Each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of the provision to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of the provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected by such invalidity or unenforceability, unless the provision or its application is essential to this Agreement.

24.7.        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

24.8.        Drafting Ambiguities. Each Party to this Agreement and their legal counsel have reviewed and revised this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments or exhibits to this Agreement.

24.9.        Notices. All notices or other communications required or permitted to be given to a Party to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such Party at the following respective address:

If to Hansen:

Hansen Beverage Company
550 Monica Circle, Suite 201
Corona, California 92880
Attention:  Chief Executive Officer
Telecopy:  (951) 739-6210

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with a copy to:

Solomon Ward Seidenwurm & Smith LLP
401 B Street, Suite 1200
San Diego, California  92101
Attention:  Norman L. Smith, Esq.
Telecopy:  (619) 231-4755

If to KO:

The Coca-Cola Company
P.O. Box 1734
Atlanta, Georgia 30301
Attention:  President, Coca-Cola North America
Telecopy:  (404) 598-4421

with a copy to:

The Coca-Cola Company

P.O. Box 1734

Atlanta, GA 30301

Attention: General Counsel, Coca-Cola North America

Telecopy:  (404) 598-1088

Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Section, then it shall be deemed given, delivered and received three (3) days after the date such notice or other communication is deposited with the U.S. Postal Service in accordance with this Section. Any Party to this Agreement may give a notice of a change of its address to the other Party to this Agreement.

24.10.      Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person or entity, other than the Parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement.

25.           Dispute Resolution.

25.1.        Arbitration. Any controversy, claim or dispute of whatever nature arising out of or in connection with this Agreement or the breach, termination, performance or enforceability hereof or out of the relationship created by this Agreement (a “Dispute”) shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect on the date of this Agreement. The Parties understand and agree that they each have the right to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm. Unless otherwise agreed in writing by the Parties hereto, the arbitral panel shall consist of three (3) arbitrators, each of whom shall be a retired judge from a State other than California or Georgia and shall be appointed by the AAA in accordance with Section 25.2 below. The place of arbitration shall be Dallas, Texas. Judgment upon the award may be entered, and application for judicial confirmation or enforcement of the award may be made, in any competent court having jurisdiction thereof. Other than as required or permitted by an applicable governmental entity, each Party will continue

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to perform its obligations under this Agreement pending final resolution of any such Dispute. The Parties knowingly and voluntarily waive their rights to have any Dispute tried and adjudicated by a judge or a jury.

25.2.        Immediately after the filing of the submission or the answering statement or the expiration of the time within which the answering statement is filed, the AAA shall send simultaneously to each Party to the dispute an identical list of ten (10) (unless the AAA decides that a larger number is appropriate) names of retired judges from the National Roster from States other than California or Georgia. The Parties shall attempt to agree on the three (3) arbitrators from the submitted list and advise the AAA of their agreement. If the Parties are unable to agree upon the three (3) arbitrators, each Party to the dispute shall have fifteen (15) days from the transmittal date in which to strike no more than three (3) names objected to, number the remaining names in order of preference, and return the list to the AAA. If a Party does not return the list within the time specified, all persons named therein shall be deemed acceptable. From among the persons who have been approved on both lists, and in accordance with the designated order of mutual preference, the AAA shall invite the acceptance of the three (3) arbitrators to serve. If the Parties fail to agree on any of the persons named, or if acceptable arbitrators are unable to act, or if for any other reason the appointment cannot be made from the submitted lists, the AAA shall have the power to make the appointment from among other retired judges on the National Roster from States other than California or Georgia without the submission of additional lists.

25.3.        The arbitration shall be governed by the laws of the State of New York, without regard to its conflicts-of-law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code). The arbitrators shall base the award on the applicable law and judicial precedent that would apply, and the arbitrators shall have no authority to render an award that is inconsistent therewith. The award shall be in writing and include the findings of fact and conclusions of law upon which is it based if so requested by either Party. Except as may be awarded to the prevailing Party, each Party shall bear the expense of its own attorneys, experts, and out of pocket costs as well as fifty percent (50%) of the expense of administration and arbitrators’ fees.

25.4.        Except as otherwise required by law, the Parties and the arbitrator(s) shall keep confidential and not disclose to third parties any information or documents obtained in connection with the arbitration process, including the resolution of the Dispute.

25.5.        Except for damages directly resulting from indemnity obligations set forth in Section 23 above, notwithstanding anything to the contrary in this Agreement, each Party waives the right in any arbitration or judicial proceeding to receive consequential, punitive, or exemplary damages. The arbitrators shall not have the power to award consequential, punitive, or exemplary damages.

26.           Attorney’s Fees. In the event any litigation, arbitration, mediation, or other proceeding (“Proceeding”) is initiated by any Party against any other Party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Agreement, the prevailing Party in such Proceeding shall be entitled to recover from the unsuccessful Party reasonable attorneys’ fees and costs directly related to (a) such Proceeding (whether or not such Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce any judgment or award resulting from any such Proceeding.

27.           Force Majeure.

27.1.        Neither Party shall be liable for any delays in delivery or failure to perform or other loss due directly or indirectly to unforeseen circumstances or causes beyond such Party’s reasonable control (each, individually, a “Force Majeure Event”) including, without limitation: (a) acts of God, act (including failure to act) of any governmental authority (de jure or de facto), wars (declared or undeclared), governmental priorities, port congestion, riots, revolutions, strikes or other labor disputes, fires, floods,

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sabotage, nuclear incidents, earthquakes, storms, epidemics; or (b) inability to timely obtain either necessary and proper labor, materials, ingredients, components, facilities, production facilities, energy, fuel, transportation, governmental authorizations or instructions, material or information. The foregoing shall apply even though any Force Majeure Event occurs after such Party’s performance of its obligations is delayed for other causes.

27.2.        The Party affected by a Force Majeure Event shall give written notice to the other Party of the Force Majeure Event within a reasonable time after the occurrence thereof, stating therein the nature of the suspension of performance and reasons therefore. Such Party shall use its commercially reasonable efforts to resume performance as soon as reasonably possible. Upon restoration of the affected Party’s ability to perform its obligations hereunder, the affected Party shall give written notice to the other Party within a reasonable time.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

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SIGNATURE PAGE TO MONSTER ENERGY DISTRIBUTION COORDINATION AGREEMENT BETWEEN HANSEN BEVERAGE COMPANY AND THE COCA COLA COMPANY

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

HANSEN BEVERAGE COMPANY,THE COCA-COLA COMPANY,
a Delaware corporation		a Delaware corporation

By:	/s/ Rodney Sacks	By:	/s/ William D. Hawkins III
	Rodney Sacks	[Name]	William D. Hawkins III
	Chief Executive Officer	[Title]	Vice President & General Counsel

EXHIBIT A

Monster Energy Distribution Coordination Agreement

FORM DISTRIBUTION AGREEMENTS

[FORM OF]

MONSTER ENERGY
DISTRIBUTION AGREEMENT

This MONSTER ENERGY DISTRIBUTION AGREEMENT (the “Agreement”) is entered into as of                           , 2008 (the “Effective Date”) between HANSEN BEVERAGE COMPANY, a Delaware corporation (“HBC”) with offices at 550 Monica Circle, Suite 201, Corona, California 92880, and                                                                    (“Distributor”).

1.             Recitals and Definitions.

a.             Distributor is a leading producer and distributor of beverages and has substantial experience in the distribution of beverages. Distributor has developed and implemented successful marketing plans and/or systems for such distribution and which are substantially associated with the trademarks and trade name of The Coca-Cola Company (“KO”). KO has designated Distributor, and HBC wishes to appoint Distributor, as a distributor of Products (as defined below) as part of Distributor’s business operations and systems, with performance to commence as of November 10, 2008, or such other date as may be mutually agreed by the parties in writing, but which in no event shall be later than November 30, 2008 (the “Commencement Date”).

b.             When used herein the word “Products” means (a) those products identified in Exhibit A hereto with an “X” as well as all other shelf-stable, non-alcoholic, Energy Drinks (as defined below) in ready to drink form, that are packaged and/or marketed by HBC at any time after the Effective Date under the primary brand name “Monster” or any other primary brand name having “Monster” as a derivative or part of such name, and which may, but are not required, to contain the “ “ mark, and/or the “M” icon, that HBC distributes from time to time through its national network of full-service distributors such as, without limitation, the Anheuser-Busch Distributors, Miller/Coors distributors, and Coke/Pepsi/Dr. Pepper-7UP Bottlers and (b) such additional Energy Drinks, whether marketed under the Trademarks (as defined below) or otherwise, as HBC, Distributor and KO shall agree from time to time by executing an amended Exhibit A. The Products shall include all sizes of SKUs including, without limitation 3 oz., 8 oz., 15 oz., 16 oz., 16.9 oz., 23.5 oz., 24 oz. and 32 oz. SKUs. When used herein (i) the word “Territory” means the territory identified in Exhibit B hereto, (ii) the word “Distributor’s Accounts” means those accounts or classes of accounts identified in Exhibit C hereto other than those reserved for HBC as identified on Exhibit C, (iii) the word “Trademarks” means those names and marks identified on Exhibit D hereto, and (iv) the words “Energy Drink/s” means any ***. All Exhibits referred to in this Agreement shall be deemed to be incorporated into this Agreement.

2.             Appointment.

a.             With effect from the Commencement Date, HBC appoints Distributor, and Distributor accepts appointment, as a distributor of Products only to Distributor’s Accounts within the Territory. Such appointment shall only be exclusive if and to the extent so designated on Exhibit C hereto. Such appointment shall exclude any SKU/s deleted from distribution pursuant to Sections 13.b. or 13.f.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

below. Unless otherwise agreed in writing by HBC, Distributor specifically covenants not to sell, market, distribute, assign or otherwise transfer (collectively, “Transfer”) in any manner any Products except to the Distributor’s Accounts which are set forth on Exhibit C, within the Territory. Distributor shall be entitled to appoint sub-distributors within the Territory provided that the terms of such appointments shall not be inconsistent with the terms and conditions of this Agreement and shall be subject to HBC’s rights hereunder. Distributor’s appointment of sub-distributors shall be to supplement and augment but not to replace or substitute, wholly or partially, any of Distributor’s obligations or any of Distributor’s resources, performance capabilities and/or ability to fully perform all of Distributor’s obligations under this Agreement, including without limitation, as provided in Section 3 below, in the Territory. Distributor will remain liable for the actions, omissions and performance of all of Distributor’s sub-distributors.

b.             Distributor hereby agrees not to Transfer any Products, either directly or indirectly, to any other persons and/or entities located outside the Territory nor to any persons and/or entities within the Territory for Transfer, or to persons or entities with regard to whom Distributor has knowledge or reasonable belief will distribute and/or sell the Products outside of the Territory, except that, subject to all of the terms and conditions of this Agreement, Distributor may Transfer Products to other bottlers or distributors designated by KO that are authorized in writing by HBC for Transfer into such distributor’s or bottler’s territory.

c.             Distributor acknowledges and agrees that it has no right to distribute any products of HBC other than the Products identified in Exhibit A hereto with an “X.”  Any sales by HBC to Distributor of any products of HBC that are not the Products identified in Exhibit A with an “X” and/or that are not listed on Exhibit A, and/or any products sold by HBC to Distributor and/or its sub-distributor(s) beyond the scope, term or after the termination of this Agreement, with or without cause, for any reason or no reason at all (i) shall not constitute, be construed as, or give rise to any express or implied distribution agreement, course of conduct or other relationship between HBC and Distributor, (ii) shall not confer upon Distributor or its sub-distributor(s) any rights of any nature whatsoever, including without limitation to purchase and/or Transfer or continue to purchase and/or Transfer any products, including Products, or use the Trademarks other than with respect to products sold and delivered by HBC to Distributor, and (iii) shall constitute a separate transaction for each shipment of products actually delivered by HBC to Distributor and/or sub-distributor(s), in HBC’s sole and absolute discretion, which HBC shall be entitled to exercise, vary, withdraw and/or cease, on a case by case basis, at any time in HBC’s sole and absolute discretion. Distributor irrevocably waives, releases and discharges any claims, liabilities, actions and rights, in law or in equity, against HBC including without limitation for damages (including without limitation, consequential, special or punitive damages), compensation or severance payments or any other claims of whatsoever nature by Distributor arising from or in connection with the matters referred to in this Section 2.c. and/or any acts, omissions or conduct of HBC with regard to such matters.

d.           Distributor has agreed to acquire certain distribution rights held by prior HBC distributors (“Prior Distributor Rights”) for the Territory by paying an amount which Distributor and HBC have agreed shall be calculated in accordance with the formula set forth in Exhibit E hereto. As soon as practicable after the Effective Date, HBC shall calculate the estimated amount payable by Distributor in accordance with the formula agreed to between Distributor and HBC as set forth in Exhibit E hereto, which shall be calculated based upon the estimated Sale Volume (as defined below) for the Territory for the period ended October 31, 2008 (the “Estimated Buy-Out Contribution”). No later than fifteen (15) days prior to the Commencement Date, Distributor shall deliver to HBC an amount equal to the Estimated Buy-Out Contribution. As soon as practicable after October 31, 2008, HBC shall determine the actual Sale Volume for the Territory for the period ended October 31, 2008 in order to calculate the final amount due by Distributor in accordance with the formula set forth in Exhibit E (the “Final Buy-Out Contribution”). Distributor shall be and remain obligated to pay to HBC any shortfall between the Final Buy-Out Contribution and the amount received by HBC for the Estimated Buy-Out Contribution and HBC shall pay to Distributor the amount by which the Estimated Buy-Out Contribution actually received by HBC exceeds the amount of the Final Buy-Out Contribution. The parties acknowledge and agree that in determining the Final Buy-Out Contribution it will be necessary for HBC to make allocations and estimates of the Sales Volumes of the Products based upon such information as may be made available to it by prior HBC distributors. HBC agrees that in making any such allocations or estimates it shall be required to and shall act reasonably and in good faith. HBC shall provide to Distributor copies of the written records relied upon by HBC to reasonably allocate, estimate and determine the Final Buy-Out Contribution, for review by Distributor, and Distributor hereby agrees to maintain such information and records in strict confidence. The Final Buy-Out Contribution paid by Distributor to HBC shall be used by HBC to acquire or terminate the Prior Distributor Rights and any shortfall necessary to accomplish that goal shall be borne by HBC and any excess shall be paid to and/or retained by HBC. “Sale Volume” means the aggregate number of cases of Products sold and to be sold by any prior distributors and to be sold by Distributor in the Territory or referenced portion thereof during the twelve (12) month period ended on a referenced date. For the avoidance of doubt, HBC shall acquire, terminate or replace the Prior Distributor Rights and bear the deficiency, if any, between the amount of the Final Buy-Out Contribution and the cost of acquiring or terminating the Prior Distributor Rights, whether or not the Final Buy-Out Contribution is sufficient.

e.            HBC may from time to time designate additional territory (“Additional Territory”), which HBC reasonably determines to be within such proximity to the Territory as to make incorporation of the Additional Territory desirable. If HBC gives Distributor written notice of such designation of Additional Territory, Distributor shall use its commercially reasonable good faith efforts to add the Additional Territory by execution of an amendment of Exhibit B to this Agreement if Distributor has other distribution activities in the Additional Territory.

3.             Distributor’s Duties. Distributor shall:

a.             Use commercially reasonable good faith efforts to aggressively promote, solicit and push vigorously the wide distribution and sale of the Products to Distributor’s Accounts in the Territory (except to accounts reserved for HBC pursuant to Exhibit C and those National Accounts (as defined below) that are serviced directly by HBC in accordance with Section 14). Distributor shall allocate and devote thereto at least such resources and efforts as are proportional to the volume that Distributor’s sales of Products in the Territory represent to the volume of Distributor’s sales of the principal (Flagship) brand of Energy Drinks (including energy colas) of KO, Distributor and their respective affiliates from time to time in the Territory. Without detracting from the foregoing, the resources and efforts that Distributor shall allocate and devote to the promotion, marketing and distribution of the Products shall in no event be less than the resources and efforts Distributor allocates and devotes to the promotion, marketing and distribution of all Energy Drinks (including energy colas) of Distributor, KO, and their respective affiliates, unless to do so (with respect to Distributor’s obligations under this sentence) would not be commercially feasible based on the then-current sales volumes of the Products;

b.             Use commercially reasonable good faith efforts to develop new business opportunities for Products in Distributor’s Accounts in the Territory, and shall allocate and devote thereto at least such resources and efforts as are proportional to the volume that Distributor’s sales of Products in the Territory represent to the volume of Distributor’s sales of the principal (Flagship) brand of Energy Drinks (including energy colas) of KO, Distributor and their respective affiliates from time to time in the Territory. Without detracting from the foregoing, the resources and efforts that Distributor shall allocate and devote to develop new business opportunities for Products at early sales presentations and during the new business development phase shall in no event be less than the resources and efforts Distributor allocates and devotes to develop new business opportunities for all Energy Drinks (including energy colas) of Distributor, KO, and their respective affiliates at early sales presentations and during the new business development phase;

c.             Use commercially reasonable good faith efforts to manage all Distributor sub-distributors throughout the Territory to gain system alignment to promote the sale and distribution of Products;

d.             Secure extensive in-store merchandising and optimal shelf positioning in Distributor’s Accounts in the Territory with respect to Products, except for those National Accounts serviced directly by HBC in accordance with Section 14 below;

e.             Perform complete and efficient distribution functions to and in Distributor’s Accounts throughout the Territory to the reasonable satisfaction of HBC;

f.              Fully implement the Annual Business Plan (as defined and to be agreed upon from time-to-time in accordance with Section 13.b. below), and use commercially reasonable good faith efforts to achieve and maintain all of the objectives set with respect thereto as contemplated in Section 13.b. below;

g.             Achieve and maintain the Performance Targets (as defined and determined each calendar year in accordance with Section 13.d. below);

h.             Permit HBC representatives to work sales routes with Distributor’s salesmen in the Territory, upon reasonable advance notice to Distributor;

i.              Achieve optimum warm and cold space, position, prominence, and visibility of the Products in all Distributor’s Accounts in the Territory, except for those National Accounts serviced directly by HBC in accordance with Section 14 below;

j.              Promote and maintain an efficient, viable and financially sound system of distribution for the Products in Distributor’s Accounts throughout the Territory, except for those National Accounts serviced directly by HBC in accordance with Section 14 below;

k.             Provide the resources necessary for the sale, delivery, marketing, promotion and servicing of the Products in Distributor’s Accounts within the Territory, except for those National Accounts serviced directly by HBC in accordance with Section 14 below;

l.              Achieve and maintain Minimum Distribution Levels for the Products in Distributor’s Accounts designated on Exhibit C as exclusive to Distributor as agreed upon or determined in accordance with Section 13.c. below from time to time;

m.            Satisfy its obligations specified in Sections 10 and 13 below;

n.             Provide such sales and marketing information as may be reasonably requested by HBC;

o.             Distributor shall comply with any laws and regulations of the Territory and be responsible for ensuring that all Product deliveries by it within the Territory comply with all health, safety, environmental and other standards, specifications and other requirements imposed by law, regulation or order in the Territory, and applicable to the Products;

p.             Assign such article numbers as may be utilized by Distributor from time to time for each Product and Product package to track sales information by its sales data collection system and its bottlers; and

q.             Cause all of its promotional and marketing efforts and/or activities under this Agreement to be devoted solely to the Products. Unless approved by HBC’s prior written consent, it shall be a violation of this subsection for (1) Products to be placed by Distributor in equipment branded with the trademark of another energy drink, but not if branded with another non-energy beverage trademark; (2) other energy drinks to be placed by Distributor in equipment branded for Products; (3) sales materials created by Distributor to include trademarks of Products and other energy drinks; (4) Distributor’s promotional pricing and/or promotional and/or marketing activities and/or promotional and/or marketing programs to apply to all or any Products in combination with all or any other energy products sold by Distributor. It is not a violation of this subsection for Products to be ordered, sold, delivered, or merchandised by the same person or in the same vehicles.

4.             Prices. The prices of Products shall be as set forth in HBC’s then current price list as the same may be changed from time to time by HBC upon *** prior written notice to Distributor.

5.             Orders. All purchase orders for Products shall be transmitted in writing or electronically, shall specify a reasonable date and time for delivery with a lead time of at least ten (10) days and shall be subject to acceptance by HBC in HBC’s reasonable discretion. If HBC is unable to accept an order for any reason, then HBC will use commercially reasonable efforts to equitably allocate available Products to fill orders from its distributors and customers, including Distributor. In the event of any conflict or inconsistency between the terms of this Agreement and any purchase order, the terms of this Agreement shall govern. All such purchase orders shall be deemed acceptances of HBC’s offers to sell Products and shall limit acceptance by Distributor to the terms and conditions thereof.

6.             Payment.

a.             Distributor shall promptly pay the prices of Products in full (without deduction or set off for any reason) no later than *** from date of invoice unless HBC otherwise agrees in writing. Distributor and HBC shall use a mutually agreeable method of electronic settlement of accounts that Distributor reasonably approves which may include ACH or Xign, Distributor’s current electronic invoice presentment system. If Distributor is delinquent in payment upon presentation of invoice and remains delinquent for seven (7) days after written notice calling upon Distributor to pay, Distributor shall reimburse HBC for any costs and expenses incurred by HBC in collecting such delinquent amounts, including, without limitation, legal fees and costs including fees of collection agencies, and interest computed at the *** percent *** per month or part thereof from the due date(s) or the maximum legally permissible.

b.           Distributor acknowledges that it is aware that HBC and KO have entered into a distribution coordination agreement (as it may be amended from time to time, the “Distribution Coordination Agreement”) under the terms of which KO has agreed to facilitate and coordinate HBC and certain KO Bottlers entering into distribution arrangements, and after such arrangements have been entered into, to provide assistance with the collection and analyses of sales and marketing information concerning the Products, review and potentially make available for the benefit of HBC and KO various Distributor logistical arrangements, facilities and systems, and provide other assistance. In consideration thereof, Distributor agrees to pay to KO a fee calculated in accordance with the formula set forth on attached Exhibit F (the “Facilitation Fee”). Each HBC invoice to Distributor will include the Facilitation Fee, which shall be payable by Distributor in accordance with the terms of the applicable HBC invoice. HBC will in turn remit the Facilitation Fee received from Distributor to KO on a monthly basis. Distributor acknowledges and agrees that (i) HBC may, at any time, assign to KO its rights to collect the Facilitation Fee, which will allow KO to directly take action against Distributor to collect any Facilitation Fee owing from Distributor, (ii) HBC may agree to pay or provide KO with other fees or benefits as consideration for KO’s performance of its obligations under the Distribution Coordination Agreement, and (iii) to the extent necessary, Distributor consents to the provisions of this Section 6.b.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.             Title. Title to the Products shall pass to Distributor upon delivery of the Products to Distributor.

8.             Forecasts and Delivery.

a.             Distributor shall provide HBC with *** forecasts describing the volume of each SKU of Products that Distributor projects will be ordered during each *** period during the Term (as defined below) of this Agreement. Distributor shall submit each updated forecast monthly in a format reasonably acceptable to HBC no later than the first day of each month during the Term.

b.             Unless otherwise agreed in writing by the parties to this Agreement, the Products will be tendered by HBC for delivery to Distributor in full truckload quantities of particular Product lines and extensions but without combining different Product lines in the same truckloads. For the avoidance of doubt, Monster and its extensions and Java Monster and its extensions are different particular Product lines. Subject to Distributor providing HBC forecasts in accordance with Section 8.a. above, HBC agrees to (i) use commercially reasonable good faith efforts to deliver Products to Distributor within ***, in the case of Monster and Monster LoCarb Products sold in 24-pack/16 oz. cases, and within *** in the case of all other Products, of HBC’s receipt of purchase orders for Products in compliance with Sections 5 and 8.a. above, and (ii) deliver Products to Distributor with at least *** of shelf life remaining at the time of delivery. Notwithstanding the foregoing, Distributor acknowledges that delivery dates set forth in purchase orders for Products accepted by HBC are merely approximate and that HBC shall have no liability for late deliveries, except only for fines, penalties and assessments imposed by Distributor’s customers and actually paid by Distributor which arise solely and directly as a result of HBC’s failure to comply with its obligations under this Section 8.

c.            HBC shall use commercially reasonable means to cause packing and packaging to comply with all applicable state, federal and local law and packing and packaging to be accompanied by bills of lading or pallet tags or other documentation to comply with the Public Health Security and Bioterrorism Preparedness and Response Act of 2002.

9.             Trademarks.

a.             Distributor acknowledges HBC’s exclusive right, title, and interest in and to the Trademarks and trade names, whether or not registered, patents and patent applications (“Patents”), copyrights (“Copyrights”) and trade secrets and know-how (“Know-How”) which HBC may have at any time created, adopted, used, registered, or been issued in the United States of America or in any other location in connection with HBC’s business or the Products and Distributor shall not do, or cause or permit to be done, any acts or things contesting or in any way impairing or tending to impair any portion of HBC’s right, title, and interest in and to the Trademarks, trade names, Patents, Copyrights, and Know-How.

b.             Distributor shall not use any trademark, name, brand name, logo or other production designation or symbol in connection with Products other than the Trademarks. Distributor acknowledges that it has no right or interest in the Trademarks (except as expressly permitted hereunder) and that any use by Distributor of the Trademarks will inure solely to HBC’s benefit. Distributor may only use the Trademarks in strict accordance with HBC’s policies and instructions, and HBC reserves the right, from time to time and at any time, at its discretion, to modify such policies and instructions then in effect.

c.             Any proposed use by Distributor of the Trademarks (to the extent that it either has not been previously approved by HBC in writing or differs materially from a use previously approved by HBC in writing) shall be subject to the prior written consent of HBC, which HBC may withhold in its sole and absolute discretion. Distributor shall submit to HBC in writing each different proposed use of the Trademarks in any medium.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

d.             Distributor shall not at any time alter the Trademarks or the packaging of Products, use the Trademarks for any purpose other than the promotion, advertising and sale of Products hereunder, or challenge the validity, or do or refrain from doing any act which might result in impairment of the value, of the Trademarks. Distributor shall not cause or permit its business name to include any of the Trademarks or its business to be operated in a manner which is substantially associated with any of the Trademarks.

e.             In advertising, promotions or in any other manner so as to identify Products, Distributor shall clearly indicate HBC’s ownership of the Trademarks. Distributor further agrees that before distributing or publishing any sales literature, promotional or descriptive materials, HBC shall have the right, upon request, to inspect, edit and approve such materials which illustrate, describe or discuss the Products. Distributor shall comply with any Trademark usage guidelines that HBC provides to it in writing.

f.              Upon the termination of this Agreement, Distributor shall cease and desist from any use of the Trademarks and any names, marks, logos or symbols similar thereto and the use of any Patents, Copyrights and Know-How.

g.             Distributor shall (i) notify HBC of any actual or suspected misuse or infringement of any Trademark, brand name, logo or other production designation or symbol in the Territory, (ii) at HBC’s expense and upon HBC’s request, assist in such legal proceedings as HBC will deem necessary for the safeguard of any Trademark, brand name, logo or other production designation or symbol in the Territory, and execute and deliver in accordance with HBC’s request such documents and instruments as may be necessary or appropriate in the conduct of such proceedings, and (iii) at HBC’s expense, assist HBC in the registration and/or renewal of registration of any Trademark, brand name, logo or other production designation or symbol in the Territory as HBC may determine to be necessary or desirable, and execute such documents and instruments as may be necessary to register or to apply for the registration (or registration renewal) of such Trademark, brand name, logo or other production designation or symbol.

10.           Promotion and Trade Marketing of Products. Distributor shall be responsible for promotion and “trade” marketing of the Products to Distributor’s Accounts within the Territory. Distributor shall aggressively distribute and encourage the utilization of merchandising aids and promotional materials in all Distributor’s Accounts throughout the Territory. Without in any way detracting from the foregoing, Distributor shall reasonably participate in and diligently implement all “trade” marketing and promotional programs that are mutually agreed upon by HBC and Distributor from time to time. Distributor acknowledges that (a) HBC has no obligation to market and promote the Products, and (b) HBC makes no, and hereby disclaims any, express or implied warranty, representation, or covenant relating to or in connection with HBC’s marketing and promotional activities including any Global Branding and Marketing activities (as defined in Section 13.a. below), including without limitation, as to the value, performance, extent, effectiveness, quantity, quality, success or results of any such activities or the lack thereof. Except as expressly provided in Section 19 below, Distributor shall have no claim against HBC and its affiliates and hereby releases HBC and its affiliates from all and any claims by, and/or liability to, Distributor of any nature for its failure to market and promote, or adequately market and promote, the Products or arising from or relating to or in connection with any Global Branding and Marketing activities procured, provided or performed by HBC or HBC’s failure to procure, provide or perform such activities.

11.           Term. Unless terminated by either party pursuant to the terms of this Agreement, the initial term of this Agreement shall commence on the Effective Date and shall end on the twentieth (20th) anniversary of the Commencement Date (the “Initial Term”). After the Initial Term, this Agreement shall, subject to being terminated by either party pursuant to the terms of this Agreement, continue and remain in effect, unless either party gives written notice of non-renewal to the other party at least ninety (90) days prior to the end of the Initial Term or any subsequent anniversary of the Commencement Date, as the case may be (collectively, the “Term”). A “Contract Year” means any calendar year during the Term and the period from the Commencement Date until the close of business on December 31st of the calendar year in which the Commencement Date falls.

12.           Termination.

a.             Termination for Cause.

(i)            Termination By Either Party. Without prejudice to its other rights and remedies under this Agreement and those rights and remedies otherwise available in equity or at law, either party may terminate this Agreement on the occurrence of one or more of the following:

(A)          Breach. The other party’s material breach of a provision of this Agreement and failure to cure such breach within thirty (30) days after receiving written notice describing such breach in reasonable detail from the non-breaching party; provided, however, if such breach is of a nature that it can not reasonably be cured within thirty (30) days, then the breaching party shall have an additional thirty (30) day period to cure such breach, providing it immediately commences, and thereafter diligently prosecutes, in good faith, its best efforts to cure such breach. In the event that either HBC or Distributor exercises its right to terminate this Agreement in accordance with this Section 12.a.(i)(A), the breaching party shall be obligated to pay to the other party a severance payment (the “Breach Severance Payment”) in the amount calculated as follows:  the Distributor’s “average gross profit per case” (as defined below) multiplied by the number of cases of Products sold by the Distributor during the most recently completed twelve (12) month period ended on the last day of the month preceding the month in which this Agreement is terminated. The Distributor’s “average gross profit per case” shall mean the Distributor’s actual selling price less (i) promotion allowances, discounts, free cases and allowance programs, and (ii) Distributor’s laid in cost of the Products. The computation of the Distributor’s “average gross profit per case” shall exclude the Facilitation Fee; provided that if this Agreement is terminated by Distributor within three (3) years of the Effective Date as a result of HBC’s breach, the severance payment shall be equal to the Breach Severance Payment or the Final Buy-Out Contribution (as defined above), whichever is greater.

(B)           Insolvency. The other party (a) makes any general arrangement or assignment for the benefit of creditors, (b) becomes bankrupt, insolvent or a “debtor” as defined in 11 U.S.C. § 101, or any successor statute (unless such petition is dismissed within sixty (60) days after its original filing), (c) has appointed a trustee or receiver to take possession of substantially all of such party’s assets or interest in this Agreement (unless possession is restored to such party within sixty (60) days after such taking), or (d) has substantially all of such party’s assets or interest in this Agreement (unless such attachment, execution or judicial seizure is discharged within sixty (60) days after such attachment, execution or judicial seizure) attached, executed, or judicially seized.

(C)           Agreement. Mutual written agreement of the parties.

(ii)           Termination by HBC. HBC may terminate this Agreement at any time:

(A) Upon written notice, and such termination will be effective immediately upon Distributor’s receipt of such notice, if (x) Distributor sells, assigns, delegates or transfers any of its rights and obligations under this Agreement without having obtained HBC’s prior written consent thereto (which consent may be withheld in HBC’s sole discretion), other than as a result of a material change in the control of Distributor or sale by Distributor of all or substantially all of its assets approved as provided in clause (y) below of this Section 12.a.(ii)(A), except if such assignment, sale, delegation or transfer is to KO or (y) there is any material change in the control of Distributor or Distributor sells all or substantially all of its assets, without the prior written consent of HBC, which HBC shall not be entitled to unreasonably withhold, unless such control or assets are acquired by KO.

(B) In the event that Distributor fails to achieve the Performance Targets (defined and determined from time to time in accordance with the provisions of Section 13.d. below) for any Contract Year, provided HBC has delivered to Distributor written notice of the failure to achieve a Performance Target and Distributor has failed to remedy the deficiency within ninety (90) days of Distributor’s receipt of such notice, as determined by the Reports (as defined in Section 13.d.(i)) for the most recent four (4) week period immediately preceding the expiration of such ninety (90) day notice period.

(iii)          Termination by Distributor. Distributor may terminate this Agreement at any time if HBC fails to deliver to Distributor at least *** percent *** of the aggregate volume of all Products ordered by Distributor in accordance with Sections 5 and 8 above over a continuous period of ninety (90) days after the initial due date/s for delivery in accordance with Section 8.b. above, provided Distributor has delivered to HBC written notice of such failure and HBC has failed to remedy such deficiency within thirty (30) days of HBC’s receipt of such notice.

b.             Complete or Partial Termination By HBC Without Cause and Severance Payment.

(i)            HBC or any successor to HBC, shall have the right at any time, upon sixty (60) days written notice (or such longer period as HBC may determine, in its sole discretion) to terminate, without cause or for no reason (A) this Agreement in its entirety (a “Complete Termination”), (B) Distributor’s right to sell any one or more of the brands of Products identified in Exhibit A hereto, as amended from time to time (a “Partial Product Termination”) and/or (C) Distributor’s right to sell Products in a portion of the Territory (a “Partial Territory Termination”). Without in any way detracting from the foregoing, to the extent that any Partial Territory Termination by HBC relates to any portion/s of the Territory that represents more than *** percent *** of the Sale Volume of the entire Territory for the period ended as of the last day of the month preceding such Partial Territory Termination, then HBC shall be obligated to make available to Distributor replacement territory/ies reasonably satisfactory to Distributor as set forth in Section 2(f) having Sale Volume for the period ended the same date comparable to the Sale Volume of the portion of the Territory/ies terminated, but only to the extent exceeding *** percent *** of the Sale Volume of the entire Territory for the period ended the same date.

(ii)           In the event of a Complete Termination or Partial Product Termination, HBC or its successor, as the case may be, shall pay to Distributor a severance payment calculated with respect to the Products which are the subject of the termination (the “Product Severance Payment”), calculated as follows: the Distributor’s “average gross profit per case” (as defined above) per Product line multiplied by the number of cases of such Products sold by Distributor during the most recently completed twelve (12) month period ending on the last day of the month preceding the month in which the Complete Termination, or Partial Product Termination, as the case may be, occurs. The Product Severance Payment shall be paid by HBC to Distributor within thirty (30) days of the later of (A) the date of the applicable termination, and (B) HBC’s receipt of all information reasonably necessary to support computation of the Product Severance Payment, in a form and substance satisfactory to HBC. The computation of the Distributor’s “average gross profit per case” shall exclude the Facilitation Fee.

(iii)          In the event of a Partial Territory Termination, HBC or its successor, as the case may be, shall pay to Distributor a severance payment with respect to the Products which are the subject of the termination, calculated on the same basis as the Product Severance Payment, but only with respect to that portion of the Territory which is the subject of the Partial Territory Termination, less the amount, if any, Distributor may receive from the assignee of its rights under this Agreement, and shall be paid within the period provided in Section 12.b.(ii) above (the “Territory Severance Payment”). No Territory Severance Payment shall be payable by HBC to Distributor if, and to the extent, HBC delivers to Distributor replacement territory/ies in accordance with Sections 2.f. and 12.b.(i) above.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)          Proviso. If this Agreement is terminated prior to the third anniversary of the Commencement Date and if a Product Severance Payment or Territory Severance Payment is payable under Section 12.b.(ii) or 12.b.(iii) above, respectively, then the Product Severance Payment or Territory Severance Payment, as applicable, shall, subject to the last sentence of this Proviso, be no less than (A)  *** percent *** of the “Final Buy-Out Contribution” (as defined above) if such termination occurs within six (6) months of the Commencement Date, (B) *** percent *** of the Final Buy-Out Contribution if such termination occurs after six (6) months of the Commencement Date but prior to the first anniversary of the Commencement Date, (C) *** percent *** of the Final Buy-Out Contribution if such termination occurs after the first anniversary of the Commencement Date, but prior to the second anniversary of the Commencement Date, and (D) the Final Buy-Out Contribution if such termination occurs after the second anniversary of the Commencement Date, but prior to the third anniversary of the Commencement Date. If such termination occurs after the third anniversary of the Commencement Date, the provisions of this Proviso shall fall away and be of no further force and effect and any Product Severance Payment or Territory Severance Payment that may be payable by HBC or its successor to Distributor shall not be increased or adjusted in any way pursuant to the provisions of this Proviso.

For purposes of computing the Territory Severance Payment under this Section 12.b.(iv), the Final Buy-Out Contribution shall be multiplied by a fraction, the numerator of which shall be the Sale Volume in the terminated Territory for the period ended on the last day of the month immediately preceding the month in which the Partial Territory Termination occurs and the denominator of which shall be the Sale Volume in the entire Territory for the same period. For purposes of computing the Product Severance Payment under this Proviso, in the event of a Partial Product Termination, the Final Buy-Out Contribution shall be multiplied by a fraction, the numerator of which shall be the number of cases of Products terminated by such Partial Product Termination sold by Distributor during the twelve (12) month period ending on the last day of the month immediately preceding the month in which the Partial Product Termination occurs and the denominator of which shall be the total number of cases of Products sold by Distributor for the same period.

c.            Distributor Termination Without Cause and Severance Payment.

(i)            Distributor, or any successor to Distributor, shall have the right at any time to terminate this Agreement, without cause or for no reason, upon two (2) years written notice to HBC if such notice is given prior to the *** of the Commencement Date, or upon one (1) year’s written notice if such notice is given after the *** of the Commencement Date.

(ii)           If Distributor exercises its right to terminate this Agreement in accordance with Section 12.c.(i) above, Distributor shall pay to HBC a severance payment (the “Distributor Severance Payment”) in an amount equal to Distributor’s “average gross profit per case” (as defined above) multiplied by the number of cases of Products sold by the Distributor during the most recently completed twelve (12) month period ended on the last day of the month preceding the month in which this Agreement is terminated. The computation of the Distributor’s “average gross profit per case” shall exclude the Facilitation Fee. If such notice is given by Distributor and thereafter, prior to the *** of the Commencement Date, this Agreement is otherwise terminated as a result of Distributor’s breach of this Agreement, including without limitation, arising from the elimination of substantially all of HBC’s benefits under this Agreement by Distributor or Distributor’s repudiation or abandonment of this Agreement (collectively, a “Termination Breach”), within the two (2) year notice period, then, without prejudice to any of HBC’s other rights and/or remedies, the Distributor Severance Payment shall be ***. If after the *** of the Commencement Date but prior to the *** of the Commencement Date termination of this Agreement occurs due to a Termination Breach within the two (2) year notice period then, without prejudice to any of HBC’s other rights and/or remedies, the Distributor Severance Payment shall be ***. If, after the *** of the Commencement Date

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

termination of this Agreement occurs due to a Termination Breach within the one (1) year notice period, then, without prejudice to any of HBC’s other rights and/or remedies, the Distributor Severance Payment shall be ***.

(iii)          At any time, and from time to time after Distributor gives HBC written notice of termination, and without prejudice to, or in any way detracting from, Distributor’s obligation to pay the Distributor Severance Payment, HBC may elect to exercise its right to terminate this Agreement wholly or partially with respect to any part of the Territory or one or more of the Products prior to the expiration of any notice period, in which event HBC shall not be liable to Distributor by reason of such termination for compensation, reimbursement, or damages of whatsoever nature including, for (A) loss of prospective compensation or earnings, (B) goodwill or loss thereof, or (C) expenditures, investments, leases or any type of commitment made in connection with the business of Distributor or in reliance on the existence of this Agreement.

d.             Sole Remedy.

(i)               The Breach Severance Payment, Product Severance Payment and/or the Territory Severance Payment payable by HBC to Distributor pursuant to the provisions of Section 12.a.(i)A., Section 12.b.(ii) and/or Section 12.b.(iii) above respectively, if any, and HBC’s repurchase of Distributor’s inventory of Products and advertising materials pursuant to this Agreement, or Distributor’s right to sell such inventory if not so repurchased by HBC, shall constitute Distributor’s sole and exclusive remedy for the termination or non-renewal of this Agreement, including, without limitation, in the case of a breach and shall be in lieu of all other claims that Distributor may have against HBC as a result thereof. Without in any way detracting from or limiting the provisions of Section 12.e.(iii) below and, in addition thereto, under no circumstances shall HBC be liable to Distributor by reason of the termination or non-renewal of this Agreement for compensation, reimbursement or damages of whatsoever nature including, without limitation, for (A) loss of prospective compensation or earnings, (B) goodwill or loss thereof, or (C) expenditures, investments, leases or any type of commitment made in connection with the business of Distributor or in reliance on the existence of this Agreement.

(ii)              The Breach Severance Payment and/or the Distributor Severance Payment payable by Distributor to HBC pursuant to the provisions of Section 12.a.(i)(A). and Section 12.c.(ii) above respectively, if any, and HBC’s repurchase of Distributor’s inventory of Products and advertising materials pursuant to Section 12.e.(iv) below, or Distributor’s right to sell such inventory if not so repurchased by HBC, shall constitute HBC’s sole and exclusive remedy for the termination or non-renewal of this Agreement, including, without limitation, in the case of a breach and shall be in lieu of all other claims that HBC may have against Distributor as a result thereof. Without in any way detracting from or limiting the provisions of Section 12.e.(iii) below and, in addition thereto, under no circumstances shall Distributor be liable to HBC by reason of the termination or non-renewal of this Agreement for compensation, reimbursement or damages of whatsoever nature including, without limitation, for (A) loss of prospective compensation or earnings, (B) goodwill or loss thereof, or (C) expenditures, investments, leases or any type of commitment made in connection with the business of HBC or in reliance on the existence of this Agreement.

e.             Other Terms Pertaining to Termination. In the event of the termination of this Agreement for any reason whatsoever (and whether such termination is due to the breach of any of the provisions of this Agreement by any party and/or itself is in breach of the Agreement or otherwise):

(i)            HBC shall have the right to cancel all of Distributor’s purchase orders for affected Products accepted but remaining unfilled as of the date of termination;

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)           All amounts payable by Distributor to HBC or by HBC to Distributor shall be accelerated and shall immediately become due unless such termination results from the other’s breach of this Agreement;

(iii)          Except for the sole remedy provisions in Sections 12.d.(i) and (ii), neither party shall be liable to the other party in contract, tort or on any other theory of liability for any damage, loss, cost or expense (whether general, special, indirect, incidental, consequential or punitive) suffered, incurred or claimed by the other party as a result of or related to such breach and/or termination (even if the termination results from a breach and the breaching party has been advised of the possibility of such damages), including, without limitation, loss of anticipated profits or goodwill, loss of or damage to goodwill or business reputation or any loss of investments or payments made by either party in anticipation of performing under this Agreement; and

(iv)          HBC and Distributor shall each have the option, exercisable upon written notice to the other within thirty (30) days after the date of termination hereof, to cause HBC to repurchase all affected Products in Distributor’s inventory and current advertising materials (providing such Products and advertising materials are in saleable condition) at the prices paid or payable for such Products by Distributor (less any freight and insurance charges), F.O.B., Distributor’s premises.

(v)           Any Breach Severance Payment, Product Severance Payment, Territory Severance Payment and/or Distributor Severance Payment, and any applicable multiple, percentage or variation thereof (each, for purposes of this Section 12e.(v), a “Severance Payment”) payable in accordance with this Agreement by either HBC or Distributor in the event of termination of this Agreement shall constitute reasonable liquidated damages and is not intended as a forfeiture or penalty. HBC and Distributor agree that it would be impractical and extremely difficult to estimate the total detriment suffered by either party as a result of termination of this Agreement pursuant to this Section 12, and that under the circumstances existing as of the Effective Date, the applicable Severance Payment represents a reasonable estimate of the damages which either HBC or Distributor will incur as a result of such applicable termination. Therefore, HBC and Distributor agree that a reasonable estimate of the total detriment that either party would suffer in the event of termination of this Agreement pursuant to this Section 12 is an amount equal to the applicable Severance Payment. The foregoing provision shall not waive or affect either party’s indemnity obligations or the parties’ respective rights to enforce those indemnity obligations under this Agreement, or waive or affect either party’s obligations with respect to any other provision of this Agreement which by its terms survives the termination of this Agreement.

f.              Continued Supply of Products After Termination. In the event HBC continues to supply Products to Distributor for any reason following the termination of this Agreement, Distributor acknowledges and agrees that any such action shall not constitute a waiver of HBC’s rights under this Agreement or a reinstatement, renewal or continuation of the term of this Agreement. HBC and Distributor agree that if HBC continues to supply Products to Distributor following the termination of this Agreement, (i) Distributor shall be prohibited from selling or otherwise transferring Products except to Distributor’s Accounts within the Territory, (ii) Distributor shall promptly pay the prices of the Products in full (without deduction or set-off for any reason) in accordance with the payment terms set forth in HBC’s invoice, and (iii) HBC shall have the right, in its sole discretion, to discontinue supplying Products to Distributor at any time, without notice to Distributor.

g.             Distributor’s Obligations After Notice of Termination.

(i)            During any period after either party gives the other notice of termination of this Agreement and until actual termination of this Agreement, Distributor shall (A) continue to perform of all of Distributor’s obligations under this Agreement, including without limitation, all of Distributor’s obligations under Section 3 above, (B) not cause or permit the Products or the Trademarks to be prejudiced in any manner, (C) not eliminate, reduce or replace the listings, shelf space, positioning and/or other benefits enjoyed by the Products, and (D) generally cooperate with HBC in relation to the transition to any new distributor appointed by HBC for the Territory.

(ii)              For a period of thirty (30) days after termination of this Agreement for any reason, Distributor shall not tortiously interfere with any listings, shelf space, or positioning for the Products.

13.           Annual Business Plan; Minimum Distribution Levels; Promotion.

a.             During the Term, HBC shall have primary responsibility for the overall global branding and positioning of the Products, as well as brand and image marketing for the Products, in such form and manner and of such nature and to such extent as may be determined by HBC in its sole and absolute discretion from time to time (“Global Branding and Marketing”). Distributor acknowledges and agrees that HBC makes no express or implied warranty, representation or covenant relating to or in connection with any Global Branding and Marketing activities, including without limitation, as to the value, performance, extent, effectiveness, quantity, quality, success or results of any such activities or the lack thereof. Except as set forth in Section 19 below, Distributor shall not have any claim against HBC and its affiliates and hereby releases HBC and its affiliates from all and any claims by, and liability to, Distributor of any nature for its failure to market and promote, or adequately market and promote, the Products or arising from or relating to or in connection with any Global Branding and Marketing activities procured, provided or performed by HBC or HBC’s failure to procure, provide or perform such activities.

b.             Not less than sixty (60) days before the end of each Contract Year, HBC and Distributor shall mutually review the conditions of the marketplace, Distributor’s efforts to achieve sales and its results, including year over year performance, as well as a proposed annual sales, promotion, and trade marketing plan (“Annual Business Plan”) for the next Contract Year prepared by Distributor. Such review shall include discussion on marketing efforts and proposed programs to be implemented to improve the distribution and/or sales velocity of the very lowest selling (measured by sales velocity) SKU/s of Products, if appropriate, and/or the possible deletion from distribution, if appropriate, of the very lowest selling (measured by sales velocity) SKU/s of Products but in accordance with and subject to the provisions of Section 13.f. below. Such Annual Business Plan shall cover such matters as may be appropriate including specific account placement performance objectives, merchandising goals, specific account and channel objectives for specified distribution channels, distribution goals, a sales and marketing spending plan and a strategy for maximizing sales and growth of market share. Additionally, if the Territory has an ethnic market or concentration, the Annual Business Plan shall address such specific ethnic segments, including retail promotions, point-of-sale allocations and special events for ethnic segments. The Annual Business Plan shall not detract from the provisions of Section 10 above. Distributor shall fully implement such Annual Business Plan in the following Year.

c.             Not less than sixty (60) days before the end of the then-current Contract Year, HBC and Distributor shall mutually agree, in writing, on the minimum distribution levels to be achieved and maintained by Distributor for the Products throughout the next Contract Year (the “Minimum Distribution Levels”). Should the parties have failed, for whatsoever reason, to mutually agree upon the Minimum Distribution Levels to be achieved and maintained by Distributor for the Products throughout the next Contract Year, the same shall be determined by reference to the process described in Section 13.d below. The parties shall perform all of their respective obligations under this Section except that Distributor shall not be obligated to achieve and maintain the Minimum Distribution Levels until the expiration of the six (6) month period immediately following the Commencement Date of this Agreement.

d.             HBC and Distributor shall also agree to performance targets to be achieved and maintained by Distributor for the forthcoming calendar year of this Agreement (collectively, the “Performance Targets”). The Performance Target for the 2008 calendar year will be to integrate Products into the Distributor distribution system and within a reasonable time to improve the distribution levels and quality thereof and extent of SKU’s in distribution in all Distributor’s Accounts within the Territory above existing levels at the commencement of this Agreement. In years subsequent to 2008 Performance Targets shall consist of executional measures such as distribution levels, quality of distribution, extent of SKU’s in distribution, displays and shelf space and positioning on shelves and in coolers, as mutually agreed. For the avoidance of doubt, neither Minimum Distribution Levels nor Performance Targets will include volume requirements.

If the parties are unable to agree to the Performance Targets for any calendar year commencing with the 2009 calendar year, prior to the commencement of each such calendar year, then the Performance Targets for such year shall be as follows:

(i)            The Minimum Distribution Levels that shall be required to be achieved and maintained on average during the year for the Monster Energy brand shall be not less than the national average distribution levels of the leading energy brand within the Territory measured at the commencement of each applicable year, which shall be primarily determined with reference to the Nielsen reports (Scantrack) or IRI (Infoscan) or equivalent reports (the “Reports”). If the Monster Energy brand is, during such year, the leading energy brand within the Territory, then such Minimum Distribution Levels shall at a minimum be not less than the national average distribution levels of the second leading energy brand within the Territory measured at the commencement of each applicable year;

(ii)           The Minimum Distribution Levels that shall be required to be achieved and maintained for Products other than Monster Energy brand, shall be commercially reasonable levels from time to time in light of the distribution levels and velocities of comparable products in the Territory and the distribution levels and velocities achieved by Distributor and/or its sub-distributors with regard to Distributor’s other energy brands at the time;

(iii)          A commercially reasonable representation of all SKU’s of Products shall be required to be in distribution throughout the year in reasonable positioning on shelves, which shall take into account retailer willingness to sell all of the SKU’s of Products, shelf space limitations and other commercially reasonable factors that may be applicable in the market; and

e.             The Minimum Distribution Levels for the Products that shall be required to be achieved and maintained by Distributor for the Products shall be reduced to the extent only that actual distribution levels are eroded as a direct result of (A) HBC’s failure to deliver Products in accordance with this Agreement or (B) HBC’s failure to obtain the listing of a Product SKU in a retail chain for which HBC and Distributor have agreed in writing that HBC is to be solely responsible, or (C) HBC’s failure to contribute its agreed share of the parties funding obligation as set forth in Exhibit G.

f.              The parties agree to periodically meet in order to discuss performance of the lowest selling SKU/s of Products and to delete from distribution in the Territory any SKU/s the parties mutually agree in writing, provided that HBC will not unreasonably withhold its approval to the deletion of any applicable SKU/s. HBC may withhold its approval to deletion of any SKU/s if any applicable SKU/s has/have sufficient sales velocity or is/are capable of delivering sufficient sales velocity in any one or more of Distributor’s Accounts or any one or more regions, as the case may be, to make such SKU/s economically viable to continue in distribution in such one or more of Distributor’s Accounts or in any one or more regions, as the case may be. Notwithstanding the foregoing, unless mutually agreed in writing, in no event shall more than  ***  percent *** of the total number of SKU’s be deleted from distribution in any rolling *** period.

g.             Promotional activities shall be regulated as follows:

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)            The estimated costs of promotional activities shall be allocated equally between HBC and Distributor thirty (30) days prior to the commencement of a calendar year on a cost per-case basis of Products.

(ii)           The promotional activities costs are to be shared between Distributor and HBC as set forth in Exhibit G. The parties agree that the costs for the Promotional Activities shall be reconciled each quarter and that the estimate for the costs of Promotional Activities in the subsequent quarter may be adjusted provided there is mutual agreement.

(iii)          HBC and Distributor shall periodically meet and may mutually agree to further programs and campaigns not included in the Promotional Activities.

(iv)          Distributor shall continue its business in the ordinary course including the provision, utilization, and maintenance of coolers, other refrigeration equipment and vending machines. Distributor shall be responsible for creating marketing materials for submission to HBC for its final written approval. Distributor shall not use marketing materials unless approved by HBC in writing; provided that if HBC does not notify Distributor that it objects to any suggested marketing materials within fifteen (15) days after receipt of such materials from Distributor, HBC shall be deemed to have approved such suggested marketing materials.

14.           National Accounts. The provisions of this Section shall apply only to accounts that have been assigned exclusively to Distributor in terms of Exhibit C hereto. Distributor agrees that should HBC wish to supply Products to any National Account (as defined below), HBC shall be entitled to make arrangements directly with such National Account and establish the terms of sale of Products to such National Account and the prices therefor, which shall take into account the prices then being offered by Distributor and/or other distributors within whose territory the National Account has outlets, to such National Account or similar categories of customer. “National Account” shall mean a customer that sells at retail in more than fifty (50) stores and in multiple states. Should such National Account have one or more outlets within the Territory (“Outlets”), and agree to Outlets being serviced by Distributor, Distributor agrees to service the Outlets in accordance with such arrangements and on the same terms and at the same prices as HBC shall have agreed with the National Account concerned. Notwithstanding the foregoing, Distributor shall be entitled to elect not to service the Outlets by giving prompt written notice of such election to HBC. Should the National Account not agree to the Outlets being serviced by Distributor or should Distributor elect not to service the Outlets, HBC shall be entitled to service the Outlets directly. Both Distributor and HBC agree to use reasonable commercial good faith efforts to obtain the agreement of National Accounts to use DSD distribution with respect to the National Accounts. To the extent HBC services the Outlets directly and to the extent that HBC makes a commitment for funds or support in excess of what was agreed to by Distributor, any such excess shall be borne by HBC. In the event HBC services the Outlets directly, HBC shall pay to Distributor, during the remaining term of this Agreement, an amount equal to ***  percent *** of the Distributor’s average gross profit per case per Product line, calculated in accordance with the provisions of Section 12.a.(i)(A) above, for each case of Products sold by HBC to the Outlets within a reasonable time after receipt by HBC of all information necessary for the computation of the amount due under this Section 14, but in no event more frequently than twice per calendar year. For the purposes of this Agreement, the number of cases of Products sold by HBC to the Outlets during any period shall be determined by multiplying the total number of cases of Products sold by HBC directly to such National Account or regional division of such National Account, as the case may be, during the period concerned, by a fraction, the numerator of which shall be the number of Outlets within the Territory and the denominator of which shall be the total number of Outlets that the National Account has within the United States or within the regional division of such customer, as the case may be. Distributor shall not be liable to pay the Facilitation Fee on HBC’s direct sales to National Accounts.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.           Exclusion of Damages.

a.             EXCEPT FOR DAMAGES DIRECTLY RESULTING FROM INDEMNITY OBLIGATIONS PROVIDED IN SECTION 19, WITHOUT IN ANY WAY DETRACTING FROM OR LIMITING THE PROVISIONS OF SECTIONS 12.d. or 12.e.(iii) ABOVE AND, IN ADDITION THERETO, NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF GOODWILL, BUSINESS INTERRUPTION, LOSS OF BUSINESS OPPORTUNITY, OR ANY OTHER PECUNIARY LOSS) SUFFERED BY THE OTHER RELATED TO OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND/OR THE USE OF OR INABILITY TO USE OR SELL THE PRODUCTS, AND/OR FROM ANY OTHER CAUSE WHATSOEVER, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

b.             EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY OR WARRANTIES, DISCLAIMER, OR EXCLUSION OF DAMAGES, IS EXPRESSLY INTENDED TO BE SEVERABLE AND INDEPENDENT FROM ANY OTHER PROVISION, SINCE THOSE PROVISIONS REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES, AND SHALL BE SEPARATELY ENFORCED.

16.           Distributor’s Representations and Warranties. Distributor represents and warrants to HBC that (a) it has the right and lawful authority to enter into this Agreement, and (b) the execution, delivery and performance of this Agreement will not cause or require Distributor to breach any obligation to, or agreement or confidence with, any other person or entity.

17.           HBC’s Representations and Warranties.

a.             HBC represents and warrants to Distributor that (i) it has the right and lawful authority to enter into this Agreement, and (ii) the execution, delivery and performance of this Agreement will not cause or require HBC to breach any obligation to, or agreement or confidence with, any other person or entity.

b.             HBC warrants that all Products, all food additives in the Products, or all substances for use in, with, or for the Products, comprising each shipment or other delivery hereby made by HBC to, or on the order of, Distributor are hereby guaranteed as of the date of such shipment to be, on such date, not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, including the Food Additives Amendment of 1958 (the “Act”) or within the meaning of any substantially identical and applicable state food and drug law, if any, and are not articles which may not under the provisions of Sections 404, 505, or 512 of the Act, be introduced into interstate commerce.

c.             HBC warrants that all Products shall be merchantable.

d.             Distributor’s sole and exclusive remedy for HBC’s breach of HBC’s representations in Sections 17.b. and 17.c above shall be as provided for in Section 19.b. below.

18.           Limitation of Warranty. HBC MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED (INCLUDING THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) EXCEPT THOSE SET FORTH IN SECTION 17 ABOVE.

19.           Indemnification.

a.             Distributor shall indemnify, defend, and hold harmless HBC and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from loss, liability, costs, damages, or expenses from any and all claims, actions and suits, instituted by any third party, whether groundless or otherwise, and from and against any and all third party claims, liabilities, judgments, losses, damages, costs, charges, attorney’s fees, and other expenses of every nature and character arising from the breach of Distributor’s express representations and warranties under this Agreement by Distributor or its agents, employees, subcontractors, sub-distributors or others acting on its behalf, provided that HBC gives Distributor written notice of any indemnifiable claim and HBC does not settle any claim without Distributor’s prior written consent.

b.             HBC shall indemnify, defend, and hold harmless Distributor and its officers, directors, agents, employees, shareholders, legal representatives, successors, assigns, and customers, and each of them, from loss, liability, costs, damages, or expenses from any and all claims, actions and suits instituted by any third party, whether groundless or otherwise, and from and against any and all such third party claims, liabilities, judgments, losses, damages, costs, charges, attorney’s fees, and other expenses of every nature and character and all Distributor’s direct documented costs to store, transport, test and destroy all unsellable Products and advertising materials arising from (i) the breach of HBC’s express representations and warranties under this Agreement or those of its agents, employees, subcontractors or others acting on its behalf, (ii) any impurity, adulteration, deterioration in or misbranding of any Products sold to Distributor by HBC, (iii) any prior distributor of Products in the Territory, (iv) any HBC marketing, advertising, promotion, labeling, Global Branding and Marketing, and the Trademarks, Copyrights, Patents, Know-How or other intellectual property relating to the Products, or (v) the fact that the Products (A) are not safe for the purposes for which goods of that kind are normally used, (B) do not comply with applicable health, safety, and environmental standards imposed in the Territory, or (C) do not comply with the Safety Orders of the State of California Division of Industrial Safety and Proposition 65; provided that Distributor gives HBC written notice of any indemnifiable claim and Distributor does not settle any claim without HBC’s prior written consent.

c.             If any action or proceeding is brought against Distributor, HBC or any other indemnified party under Section 19.a. or 19.b. (the “Indemnified Party”), the Indemnified Party shall promptly notify the party required to provide indemnification (the “Indemnifying Party”) in writing to that effect. If the Indemnified Party fails to promptly notify the Indemnifying Party, the Indemnified Party shall be deemed to have waived any right of indemnification with respect to such claim to the extent (but only to the extent) any delay in such notice prejudice’s the Indemnifying Party’s ability to defend such action, suit or proceeding. The Indemnifying Party shall have the right to defend such action or proceeding at the Indemnifying Party’s sole cost by counsel satisfactory to Indemnifying Party. If the Indemnifying Party fails to promptly defend or otherwise settle or finally resolve such action, suit or proceeding, Indemnified Party may defend such action, suit or proceeding using counsel selected by Indemnified Party, and the Indemnifying Party shall reimburse Indemnified Party for any resulting loss, damages, costs, charges, attorney’s fees, and other expenses and the related costs of defending such action, suit or proceeding.

d.             The parties agree that the provisions contained in this Section shall survive the termination or expiration of this Agreement.

20.           Insurance. During the term of this Agreement and for a period of two (2) years thereafter, HBC and Distributor agree to maintain policies of insurance of the nature and amounts specified below, which shall provide the other party as an additional insured (providing for a waiver of subrogation rights and endeavoring to provide for not less than thirty (30) days written notice of any modification or termination of coverage), and each party shall provide to the other party with a certificate of insurance evidencing such insurance, in a form satisfactory to such party:

•              Commercial General Liability, including contractual liability coverage, with limits of at least $1,000,000 per occurrence; Bodily Injury and Property Damage / $1,000,000; Personal and Advertising Injury / $1,000,000; Products/Completed Operations / $2,000,000 General Aggregate.

•              Excess or Umbrella Liability with a limit of not less than $5,000,000 per occurrence over the insurance coverage described above.

•              Other statutory insurance required by the applicable laws of the Territory.

For any claims under this Agreement, the applicable party’s insurance shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by the other party. All deductibles payable under an applicable policy shall be paid by the party responsible for purchasing such policy. All such insurance shall be written by companies authorized to do business in the state or states where the work is to be performed and having at least the ratings of the respective parties current insurers, unless not obtainable at commercially reasonable rates in light of previous premiums.

21.          Competing Products. Distributor shall not market, sell or distribute in the Territory Energy Drink/s (the “Competing Products”), or product/s likely to be confused with, any of the Products, except that Distributor may market, sell and distribute in the Territory Competing Products that  ***.

22.           Amendment. Except to the extent otherwise expressly permitted by this Agreement, no amendment of, or addition to, this Agreement shall be effective unless reduced to a writing executed by the duly authorized representatives of both parties.

23.           Assignment. Neither party may assign its rights or delegate its obligations hereunder without the prior written consent of the other. Any purported assignment or delegation, in the absence of written consent, shall be void.

24.           No Agency. The relationship between HBC and Distributor is that of a vendor to its vendee and nothing herein contained shall be construed as constituting either party the employee, agent, independent contractor, partner or co-venturer of the other party. Neither party shall have any authority to create or assume any obligation binding on the other party.

25.           Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California (without reference to its law of conflict of laws).

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26.           Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach or termination hereof shall be settled by binding arbitration conducted by JAMS/Endispute (“JAMS”) in accordance with JAMS Comprehensive Arbitration Rules and Procedures (the “Rules”). The arbitration shall be heard by one arbitrator to be selected in accordance with the Rules, in Orange County, California. Judgment upon any award rendered may be entered in any court having jurisdiction thereof. Within seven (7) calendar days after appointment the arbitrator shall set the hearing date, which shall be within ninety (90) days after the filing date of the demand for arbitration unless a later date is required for good cause shown and shall order a mutual exchange of what he/she determines to be relevant documents and the dates thereafter for the taking of up to a maximum of five (5) depositions by each party to last no more than five (5) days in aggregate for each party. Both parties waive the right, if any, to obtain any award for exemplary or punitive damages or any other amount for the purpose or imposing a penalty from the other in any arbitration or judicial proceeding or other adjudication arising out of or with respect to this Agreement, or any breach hereof, including any claim that said Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void. In addition to all other relief, the arbitrator shall have the power to award reasonable attorneys’ fees and costs to the prevailing party. The arbitrator shall make his or her award no later than seven (7) calendar days after the close of evidence or the submission of final briefs, whichever occurs later. The decision of the arbitrator shall be final and conclusive upon all parties. Notwithstanding anything to the contrary, if either party desires to seek injunctive or other equitable relief that does not involve the payment of money, then those claims shall be brought in a state or federal court located in Orange County, California, and the parties hereby irrevocably and unconditionally consent to personal jurisdiction of such courts and venue in Orange County, California in any such action for injunctive relief or equitable relief.

27.           Force Majeure.

a.             Neither party shall be liable for any delays in delivery or failure to perform or other loss due directly or indirectly to unforeseen circumstances or causes beyond such party’s reasonable control (each, individually, a “Force Majeure Event”) including, without limitation: (a) acts of God, act (including failure to act) of any governmental authority (de jure or de facto), wars (declared or undeclared), governmental priorities, port congestion, riots, revolutions, strikes or other labor disputes, fires, floods, sabotage, nuclear incidents, earthquakes, storms, epidemics; or (b) inability to timely obtain either necessary and proper labor, materials, ingredients, components, facilities, production facilities, energy, fuel, transportation, governmental authorizations or instructions, material or information. The foregoing shall apply even though any Force Majeure Event occurs after such party’s performance of its obligations is delayed for other causes but only during the period of the applicable Force Majeure Event.

b.             The party affected by a Force Majeure Event shall give written notice to the other party of the Force Majeure Event within a reasonable time after the occurrence thereof, stating therein the nature of the suspension of performance and reasons therefore. Such party shall use its commercially reasonable efforts to resume performance as soon as reasonably possible. Upon restoration of the affected party’s ability to perform its obligations hereunder, the affected party shall give written notice to the other party within a reasonable time.

28.           Merger. This Agreement and the attached Exhibits contains the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement, is intended as a final expression of such parties’ agreement with respect to such terms as are included in this Agreement, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede the execution of this Agreement.

29.           Waivers. No waiver of any provision hereof or of any terms or conditions will be effective unless in writing and signed by the party against which enforcement of the waiver is sought.

30.           Product Recall. If any governmental agency or authority issues a recall or takes similar action in connection with the Products, or if HBC determines that an event, incident or circumstance has occurred which may require a recall or market withdrawal, HBC shall advise Distributor of the circumstances by telephone or facsimile. HBC shall have the right to control the arrangement of any Product recall, and Distributor shall cooperate in the event of a Product recall with respect the reshipment, storage or disposal of recalled Products, the preparation and maintenance of relevant records and reports, and notification to any recipients or end users. HBC shall pay all reasonable expenses incurred by Distributor of such a recall, including the costs of destroying Products. Distributor, shall promptly refer to HBC for exclusive response to all customer or consumer complaints involving the health, safety, quality, composition or packaging of the Products, or which in any way could be detrimental to the image or reputation of HBC or the Products, and shall notify HBC of any governmental, customer or consumer inquiries regarding the Products about which Distributor becomes aware.

31.           Interpretation. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. No provision of this Agreement shall be construed against any party on the grounds that such party or its counsel drafted that provision.

32.           Severability. Each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of the provision to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of the provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected by such invalidity or unenforceability, unless the provision or its application is essential to this Agreement. The parties shall replace any invalid and/or unenforceable provision with a valid and enforceable provision that most closely meets the aims and objectives of the invalid and/or unenforceable provision.

33.           Provisions Required of a Federal Contractor. If reasonably required by Distributor, HBC shall use its commercially reasonable best efforts to deliver to Distributor such warranties and/or representations in the form that HBC has customarily provided to governmental authorities and/or agencies to facilitate sales by Distributor to Distributor’s Accounts requiring such warranties and/or representations. Such representations shall be in favor of such governmental authorities and/or agencies and may include one or more or all of the following topics:

a.             Made in America. The Products were mined or produced in the 50 United States, the District of Columbia, or such other U.S. possession as is permitted by The Buy American Act, or that the Aluminum Bottles qualify as a domestic end product under said Act.

b.           Nondiscrimination in Employment. Unless this contract is exempted, there is be incorporated in an applicable warranty and/or representation reference to the provisions of Section 202, the equal opportunity clause of Executive Order 11246, as amended, Section 60.7415, the affirmative action clause of the regulations under the Rehabilitation Act of 1973, and Section 60.250.5, the affirmative action clause of the regulations under 38 U.S.C. § 4212, the Vietnam Era Veterans’ Readjustment Assistance Act of 1974,  and similar state and local law requirements.

c.            Executive Order 13201 Compliance (Beck Rights). If applicable, HBC agrees to comply with the provisions of 29 C.F.R. Part 470.

d.           31 U.S.C.S. Section 1352 Compliance. If applicable, HBC shall comply with 31 U.S.C.S. § 1352.

If HBC fails to provide or comply with any such warranty and/or representation in a timely fashion or at all, then such failure shall not entitle Distributor to make any claim for breach or termination of this Agreement or allow Distributor to enforce any remedy under this Agreement as a result of non-compliance with or a violation of any such warranties or representations.

34.           Notices. All notices or other communications required or permitted to be given to a party to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such party at the following respective address:

If to HBC:

Hansen Beverage Company
550 Monica Circle, Suite 201
Corona, California 92880
Attention:  Chief Executive Officer
Telecopy:  (951) 739-6210

with a copy to:

Solomon Ward Seidenwurm & Smith LLP
401 B Street, Suite 1200
San Diego, California  92101
Attention:  Norman L. Smith, Esq.
Telecopy:  (619) 231-4755

If to Distributor:

Attention:
Telecopy:

with a copy to:

Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Section, then it shall be deemed given, delivered and received three (3) days after the date such notice or other communication is deposited with the U.S. Postal Service in accordance with this Section. Any party to this Agreement may give a notice of a change of its address to the other party to this Agreement.

35.           Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person or entity, other than the parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement.

36.           Further Assurances. Each party to this Agreement will execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

37.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

38.           Confidentiality. During the Term, each party shall maintain in strict confidence all commercial information disclosed by the other party (which obligation shall expressly survive termination of this Agreement for any reason); provided however that such commercial information shall not include any information which (a) is in the public domain except through any intentional or negligent act or omission of the non-disclosing party (or any agent, employee, shareholder, director, officer, or independent contractor of or retained by such other party or any of its affiliates, (b) can be shown by clear and convincing tangible evidence to have been in the possession of the non-disclosing party prior to disclosure by the disclosing party, (c) is legally and properly provided to the non-disclosing party without restriction by an independent third party that is under no obligation of confidentiality to the disclosing party and that did not obtain such information in any illegal or improper manner or otherwise in violation of any agreement with the disclosing party, (d) is disclosed without any restrictions of any kind by the disclosing party to third parties on a regular basis without any measures being taken, whether explicitly or implicitly, by the disclosing party to protect the confidentiality of such information, or (e) is independently generated by any employee or independent contractor of or retained by the non-disclosing party, and such employee or independent contractor has no knowledge of any of such commercial information.

(Signature page/s follows.)

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

HANSEN BEVERAGE COMPANY

By:	By:
Name:	Name:
Its:	Its:

EXHIBIT A
[form of] Monster Energy Distribution Agreement

INITIAL PRODUCT LIST

Category (All SKU’s)

MONSTER	X

MONSTER ASSAULT	X

MONSTER BFC	X

MONSTER KHAOS	X

MONSTER LO CARB	X

MONSTER M80	X

MONSTER MIXXD	X

ALL JAVA MONSTER SKU’s (including Originale, Mean Bean, Loca Moca, Nut-UP, Russian, Irish Blend, Lo-Ball, and Chai Hai)	X

MONSTER HITMAN ENERGY SHOOTER	X

MONSTER HEAVY METAL	X

LOST ENERGY 16 02. SKU’s (Regular, Five-O and Cadillac)	X

RUMBA/SAMBA/TANGO ENERGY	X

EXHIBIT B
[form of] Monster Energy Distribution Agreement

THE TERRITORY

To be provided by HBC

In the event of a dispute with respect to territorial boundaries between two adjacent distributors, Hansen Beverage Company shall have the right to decide such dispute in its sole discretion, and any such decision shall be final and binding upon the parties.

EXHIBIT C
[form of] Monster Energy Distribution Agreement

THE ACCOUNTS

Account Type	The Distributor’s Accounts Exclusive***, ****	The Distributor’s Accounts Non-Exclusive***, ****	Accounts Reserved for HBC***, ****
Convenience Stores
Chain Convenience Stores
Deli’s
Independent Grocery
Chain Grocery
Mass Merchandisers
Drug Stores
Schools
Hospitals
Health Food Stores
Military –ONLY AAFES, NEXCOM, MCX, and USCG for Exchanges / Shopettes / Convenience Stores / Class 6 Stores / vending for the Continental United States (“CONUS”)
Military –ONLY AAFES, NEXCOM, MCX, and USCG for Exchanges / Shopettes / Convenience Stores / Class 6 Stores / vending for Outside the Continental United States (“OCONUS”)
Military – Morale, Welfare & Recreation (i.e. including but not limited to bowling alleys, golf courses, officers clubs, etc.) for both CONUS & OCONUS
Military – all others including, but not limited to, DeCA, Ships-A-Float, Troop Feeding for both CONUS & OCONUS
Marine Foods Service (e.g. cruise ships, service ships, and oil rigs)

***    Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

****  Delineations of exclusivity for accounts have been redacted.

Account Type	The Distributor’s Accounts Exclusive***, ****	The Distributor’s Accounts Non-Exclusive***, ****	Accounts Reserved for HBC***, ****
Alcoholic Lic. On-Premise*
Trader Joe’s
General Sports Retailers (i.e. including but not limited to extreme sports retailers, motorcycle dealers and resellers, and all similar retailers and distributors servicing such sports retailers)
Club Stores
Vending
All other accounts not falling within the descriptions listed above

*  Alcoholic Licensed On-Premise Accounts means accounts licensed by applicable governmental authority to sell alcoholic beverages for on-premise consumption.

HBC Initials:
Distributor Initials:

***    Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

****  Delineations of exclusivity for accounts have been redacted.

EXHIBIT D
[form of] Monster Energy Distribution Agreement

THE TRADEMARKS

HANSEN’S

HANSEN’S NATURAL

MONSTER ENERGY

MONSTER

 MONSTER

 MONSTER ENERGY

MONSTER ASSAULT

MONSTER BFC

MONSTER KHAOS

MONSTER LO CARB

UNLEASH THE BEAST

MONSTER M80

MONSTER MIXXD

JAVA MONSTER (including Originale, Mean Bean, Loca Moca, Nut-UP, Russian, Irish Blend, Lo-Ball, and Chai Hai)

MONSTER HITMAN ENERGY SHOOTER

MONSTER HEAVY METAL

LOST ENERGY (including Regular, 5-0, and Cadillac)

RUMBA ENERGY JUICE

SAMBA ENERGY JUICE

TANGO ENERGY JUICE

EXHIBIT E
[form of] Monster Energy Distribution Agreement

(Section 2.d)

ESTIMATED BUY-OUT CONTRIBUTION

The pre-agreed rate shall be***.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F
[form of] Monster Energy Distribution Agreement

(Section 6.b.)

FACILITATION FEE

The Facilitation Fee payable by Distributor to HBC and then by HBC to KO shall be equal to *** per case of 24 units and *** per case of 12 units of Products sold by HBC to the Distributor, but excluding any free or bonus unit or units used for sampling. Any other case configuration to be mutually agreed between Distributor and KO.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT G
[form of] Monster Energy Distribution Agreement

PROMOTIONAL ACTIVITIES COSTS

Discount and allowances, price promotions and other customer discount activities (“D&A”):

Distributor shall contribute *** for D&A up to a total of *** per 24-unit 16 oz. case, (reduced or increased on a pro rata basis for cases containing less than 24 units or a larger number of units) sold at a discounted price by Distributor to Distributor’s Accounts. Thus, Distributor’s contribution shall be no more than *** per 24-unit 16 oz. case of Products (reduced or increased on a pro rata basis for cases containing less than 24 units or a larger number of units) sold at a discounted price on the above programs. If additional D&A is necessary to achieve a promotional price to be offered to a customer as agreed by HBC and Distributor, then HBC shall contribute any amount required above ***. The frequency of customer promotional discount programs requiring D&A shall be agreed in the Annual Business Plan. D&A may be paid by either HBC or Distributor to the customer and reconciled periodically.

Trade Marketing Programs including shelf buys, CMA’s, free cases, coupons, corporate/retailer rebates, sales force incentives, POS, samples, meeting competition price offers (“TMP”).

Distributor shall contribute an amount equal to *** on all TMP programs. All TMP programs shall be agreed upon and form part of the Annual Business Plans and shall include such additional TMP programs as may be mutually agreed upon from time to time by the parties. In exceptional cases, such as Trophy or Prestige accounts, either party may voluntarily agree to contribute more than its *** share to cover any specific TMP programs. TMP may be paid by either HBC or Distributor to the customer and reconciled periodically.

Equipment.

HBC shall permit Distributor to manage all equipment that HBC owns in the Territory as of the Effective Date. Distributor shall not be required to repair or service such HBC equipment owned by HBC as of the Effective Date. Distributor shall use commercially reasonable efforts to place Products in all Distributor’s equipment where appropriate and desired by the Distributor’s Account. Distributor shall reimburse HBC for *** of the cost of equipment that Distributor and HBC agree that HBC purchase for the Territory in the future and which shall be managed by Distributor.

Miscellaneous.

If HBC calls on or assists Distributor in calling on Distributor’s Accounts, to the extent that HBC makes a commitment for funds or support in excess of what is provided above or was agreed to by Distributor and HBC, any such excess shall be borne by ***.

The parties’ respective rights and obligations under this Exhibit G shall be revised and amended from time to time to reflect then-prevailing conditions by written agreement of the parties to be arrived at after good faith discussions and negotiation. If the parties are unable to agree upon an amendment requested by either party, such disagreement shall be referred to arbitration in accordance with Section 26 of the Agreement.

All amounts provided above shall be adjusted from time to time to account for changes in selling prices or other adjustments that may occur from time to time to conform to prevailing beverage industry practices relating to the Energy Drink category. The amounts of such adjustments shall be mutually agreed in writing by the parties from time to time.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A1

Monster Energy Distribution Coordination Agreement

CCE DISTRIBUTION AGREEMENT

See Monster Energy Distribution Agreement, filed as Exhibit 10.3 to the Hansen Natural Corporation Form 10-Q filed on November 10, 2008.

EXHIBIT A2

Monster Energy Distribution Coordination Agreement

CCE (CANADA) FORM DISTRIBUTION AGREEMENT

See Monster Energy Canadian Distribution Agreement, filed as Exhibit 10.4 to the Hansen Natural Corporation Form 10-Q filed on November 10, 2008.

EXHIBIT A3

KO DISTRIBUTOR DISTRIBUTION AGREEMENT

See Monster Energy International Distribution Coordination Agreement, filed as Exhibit 10.2 to the Hansen Natural Corporation Form 10-Q filed on November 10, 2008.

EXHIBIT B

Monster Energy Distribution Coordination Agreement

TERRITORY

The United States and Canada

***

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

Monster Energy Distribution Coordination Agreement

INITIAL PRODUCT LIST

Category

MONSTER

MONSTER ASSAULT

MONSTER BFC

MONSTER KHAOS

MONSTER LO CARB

MONSTER M80

MONSTER MIXXD

JAVA MONSTER - Originale, Mean Bean, Loca Moca, Nut-UP, Russian, Irish Blend, Lo-Ball, and Chai Hai

MONSTER HITMAN ENERGY SHOOTER

MONSTER HEAVY METAL

LOST ENERGY - Regular, 5-0, and Cadillac

RUMBA/SAMBA/TANGO ENERGY JUICE

EXHIBIT D

Monster Energy Distribution Coordination Agreement

ESTIMATED BUY-OUT CONTRIBUTION

ADDITIONAL PROVISIONS

The Parties hereby agree that the provisions set forth below shall be deemed to be a part of the Monster Energy Distribution Coordination Agreement (the “Coordination Agreement”). All references to Section numbers below are references to Sections in the Coordination Agreement. Capitalized terms used but not defined herein shall have the meaning set forth in the Coordination Agreement.

Section 2.1 – The pre-agreed average rate shall be ***.

Section 6.1 – If Hansen’s then-current Gross Profit Margin on any particular Product or package is: ***.

Section 6.2 – The Facilitation Fee payable by Distributors in the United States to Hansen and then by Hansen KO shall be equal to ***  Products sold by HBC to the Distributor, but excluding any free or bonus unit or units used for sampling. Any other case configuration to be mutually agreed between the CCE and KO.

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT E

Monster Energy Distribution Coordination Agreement

ESTIMATED VOLUME COMMITTED UNDER SECTION 2.8

The “Estimated Volume committed under Section 2.8” shall mean *** physical cases.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F

Monster Energy Distribution Coordination Agreement

8.3           ***. The Parties acknowledge that it is their mutual present intention that Hansen will not grant any distribution rights regarding the Products to *** without informing KO. Notwithstanding anything to the contrary set forth in this Section 8.3, this provision shall not be enforceable by or against either of the Parties, and neither Party shall be entitled to make any claim for breach against the other or enforce any remedy under this Agreement or terminate this Agreement as a result of non-compliance with, or a violation of, the preceding sentence. This provision shall not be construed as granting to or conferring upon KO or any of its Affiliates (as defined below), any express or implied right of first refusal, option or other rights with respect to any territory, other than as expressly set forth in this Agreement.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT G
Monster Energy Distribution Coordination Agreement

9.             Competitive Product/s.

9.1.          The following definitions apply solely to this Section 9 and Section 14 below.

9.1.1.       “Competitive Product/s” means any Energy Drink/s, except Energy Drinks (i) ***.

9.1.2.       “Competitive Territory” shall mean the territory collectively covered by all Distribution Agreement/s with KO/Hansen Distributors in the United States and Canada that are in effect on the date any particular event that is alleged to violate this Section 9 or Section 14 occurs.

9.1.3.       “Existing Affiliate” means any Person (as defined in Section 13.1.6 below) that is an Affiliate of KO on the Effective Date.

9.2.          KO shall not market, sell and/or distribute any Competitive Product/s in the Competitive Territory/s.

9.3.          ***.

9.4.          ***.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT H

Monster Energy Distribution Coordination Agreement

KO agrees to indemnify and defend Hansen against any third party claims and hold Hansen harmless from and against any and all damages, losses, liabilities, claims, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, costs and expenses arising out of, resulting from, or otherwise connected with and to the extent attributable to, *** unless solely attributable to Hansen’s alleged wrongful conduct which is unrelated to this Agreement or any other agreement between the Parties dated concurrently herewith.

***   Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.